UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cheniere Energy, Inc.

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CHENIERE ENERGY, INC. 2022 PROXY STATEMENT

April 8, 2022

To our Shareholders:

It is our pleasure to invite you to attend the Cheniere Energy, Inc. 2022 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held at 9:00 a.m. Central Time, on May 12, 2022 at our corporate headquarters located at 700 Milam Street, Suite 1900, Houston, Texas 77002. As part of our precautions regarding COVID-19, we are planning for the possibility that the Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance as promptly as practicable, and details on how to participate will be included in a press release available at www.cheniere.com/2022AnnualMeeting and filed with the Securities and Exchange Commission as additional proxy materials. If you are planning to participate in the Meeting, please check the Company’s website prior to the meeting date.

The following Notice of Annual Meeting describes the business to be conducted at the Meeting. We encourage you to review the materials and vote your shares.

You may vote via the Internet, by telephone, or by submitting your completed proxy card by mail. If you attend the Meeting, you may vote your shares in person if you are a shareholder of record.

Thank you for your continued support as investors in Cheniere Energy, Inc.

Very truly yours,

G. Andrea Botta	Jack A. Fusco
Chairman of the Board	President and Chief Executive Officer

CHENIERE ENERGY, INC.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m., Central Time on May 12, 2022

PLACE:	Cheniere Energy, Inc. 700 Milam Street, Suite 1900 Houston, TX 77002*

ITEMS OF BUSINESS:

•  To elect ten members of the Board of Directors named in this proxy statement to hold office for a one-year term expiring at the 2023 Annual Meeting of Shareholders.

•  To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2021.

•  To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022.

•  To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a shareholder of record as of the close of business on March 28, 2022.

PROXY VOTING:

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and mailing the enclosed proxy card or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

ELECTRONIC AVAILABILITY OF PROXY MATERIALS:

We are making this Proxy Statement, including the Notice of Annual Meeting and 2021 Annual Report on Form 10-K for the year ended December 31, 2021, available on our website at: www.cheniere.com/2022AnnualMeeting.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 8, 2022

*

As part of our precautions regarding COVID-19, we are planning for the possibility that the Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance as promptly as practicable, and details on how to participate will be included in a press release available at www.cheniere.com/2022AnnualMeeting and filed with the Securities and Exchange Commission as additional proxy materials. It is important that you retain a copy of the control number found on your proxy card, as such number will be required in order for shareholders to gain access to any meeting held solely by means of remote communication.

Note Regarding Forward-Looking Statements

This Proxy Statement contains forward-looking statements relating to, among other things, business strategy, performance and expectations for project development, as well as our goals in relation to environmental and social matters. The reader is cautioned not to place undue reliance on these statements and should review the sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for important information about these statements, including the risks, uncertainties and other factors that could cause actual results to vary materially from the assumptions, expectations and projections expressed in any forward-looking statements. These forward-looking statements speak only as of the date made, and, other than as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

PROXY SUMMARY

The following is an overview of information that you will find throughout this Proxy Statement in connection with the 2022 Annual Meeting of Shareholders (the “Meeting”) of Cheniere Energy, Inc. (“Cheniere” or the “Company”). This summary does not contain all of the information that you should consider. For more complete information about these topics, please review the complete Proxy Statement prior to voting. For more complete information about our 2021 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2021, available on our website at www.cheniere.com/2022AnnualMeeting. The Notice of Annual Meeting (“Notice”), Proxy Statement, proxy card and 2021 Annual Report on Form 10-K for the year ended December 31, 2021, are being mailed to shareholders on or about April 8, 2022.

ANNUAL MEETING OF SHAREHOLDERS
TIME AND DATE:	9:00 a.m., Central Time on May 12, 2022

PLACE:	Cheniere Energy, Inc. 700 Milam Street, Suite 1900 Houston, TX 77002

RECORD DATE:	The close of business on March 28, 2022 (the “Record Date”)

VOTING:	Shareholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each matter to be voted upon.

ADMISSION:

No admission card is required to enter the Meeting, but you will need proof of your stock ownership and valid government-issued picture identification. Please see “Frequently Asked Questions” on page 76 of this Proxy Statement for more information.

VOTING MATTERS AND BOARD RECOMMENDATIONS

PROPOSAL	DESCRIPTION	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAILS)

1	Election of directors	FOR EACH NOMINEE	9

2	Advisory and non-binding vote on the compensation of the Company’s named executive officers for 2021	FOR	71

3	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022	FOR	73

2022 PROXY STATEMENT	1

PROXY SUMMARY

2021 PERFORMANCE AND

STRATEGIC ACCOMPLISHMENTS

The following items highlight our 2021 and recent accomplishments. For more information about these accomplishments and their relationship to our executive compensation program, please see “Compensation Discussion and Analysis” on page 38 of this Proxy Statement.

EXCEEDED GUIDANCE & ACHIEVED MEANINGFUL CASH-FLOW INFLECTION POINT Exceeded high end of initial Full Year 2021 Guidance Record Revenues of ~$15.9 billion

ANNOUNCED LONG-TERM COMPREHENSIVE CAPITAL ALLOCATION PLAN

Strengthen balance sheet in support of achieving investment grade metrics

Repaid $1.2 billion of indebtedness

Fund financially disciplined growth Stage 3 FID expected in 2022

Return capital to shareholders

Initiated quarterly dividend in 3Q’21 and reset $1 billion, 3-year share repurchase program in 4Q’21

ACHIEVED SEAMLESS LNG OPERATIONS & RECORD PRODUCTION, BEST IN CLASS SAFETY ACHIEVEMENT

Achieved record production of >2,000 tbtu and 566 cargoes exported

Effectively managed operations through sustained pricing-related

LNG and U.S. natural gas market volatility as well as unprecedented and extreme weather events at both sites

~40% reduction in Total Reportable Incident Rate (TRIR)

WORLD-CLASS EXECUTION ON CONSTRUCTION PROGRAM

Corpus Christi Train 3 substantial completion March 2021

Sabine Pass Train 6 first LNG December 2021 and substantial completion timing accelerated by over a year to February 2022

*

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income (loss), the most directly comparable GAAP financial measure, please see Appendix C.

Operational

•

As of February 18, 2022, over 2,000 cumulative LNG cargoes totaling approximately 140 million tonnes of LNG have been produced, loaded and exported from the natural gas liquefaction and export facilities at the Corpus Christi LNG terminal (the “CCL Project”) and the natural gas liquefaction and export facilities at the Sabine Pass LNG terminal in Louisiana (the “SPL Project” and, together with the CCL Project, the “Liquefaction Projects”).

•	On February 4, 2022, substantial completion of Train 6 of the SPL Project was achieved.

•	On March 26, 2021, substantial completion of Train 3 of the CCL Project was achieved.

•	For full year 2021, approximately 16.4 million hours of labor were completed with a Total Recordable Incident Rate (employees and contractors combined) of 0.10.

Financial

•	For full year 2021, we generated:

•	Consolidated Adjusted EBITDA of $4.9 billion, an increase of 23% over full year 2020, exceeding the midpoint of initial full year 2021 guidance by approximately $800 million, or 20%.

2	CHENIERE

2021 PERFORMANCE AND STRATEGIC ACCOMPLISHMENTS

•

Distributable Cash Flow of approximately $2.0 billion, an increase of approximately 50% over full year 2020, exceeding the midpoint of initial full year 2021 guidance by approximately $700 million, or 50%.

•	Net Loss of $2.3 billion (includes non-cash derivative losses).

•

In September 2021, our Board of Directors (the “Board”) approved a long-term capital allocation plan which includes (i) the repurchase, repayment or retirement of approximately $1.0 billion of existing indebtedness of the Company each year through 2024 with the intent of achieving consolidated investment grade credit metrics, (ii) initiation of a quarterly dividend for third quarter 2021 at $0.33 per share and (iii) the authorization of an increase in the share repurchase program to $1.0 billion, inclusive of any amounts remaining under the previous authorization as of September 30, 2021, for a three-year term effective October 1, 2021.

•

During 2021, we repaid $1.2 billion of indebtedness and raised over $5 billion in aggregate financings across the Cheniere complex, strengthening our balance sheet and executing on our capital allocation plan. Key transactions include:

•	In December 2021, we issued a notice of redemption for all $625 million aggregate principal amount outstanding of our 4.25% Convertible Senior Notes due 2045, which were redeemed on January 5, 2022.

•

In December 2021, Sabine Pass Liquefaction, LLC (“SPL”) issued an aggregate principal amount of $482 million of Senior Secured Notes due 2037 on a private placement basis. The net proceeds were used to redeem a portion of SPL’s 6.25% Senior Secured Notes due 2022 (the “2022 SPL Senior Notes”). The remaining balance of the 2022 SPL Senior Notes were redeemed with cash on hand, including proceeds from Cheniere Energy Partners, L.P.’s (“CQP”) 3.25% Senior Notes due 2032 (the “CQP 2032 Notes”) issued in September 2021.

•

In October 2021, we amended and restated our $1.25 billion Cheniere Revolving Credit Facility to, among other things, (1) extend the maturity through October 2026, (2) reduce the interest rate and commitment fees, which can be further reduced based on our credit ratings and may be positively or negatively adjusted up to five basis points on the interest rate and up to one basis point on the commitment fees based on the achievement of defined environmental, social, and governance (“ESG”) milestones and (3) make certain other changes to the terms and conditions of the existing revolving credit facility.

•

In September 2021, CQP issued an aggregate principal amount of $1.2 billion of its CQP 2032 Notes. The net proceeds were used to redeem a portion of the outstanding $1.1 billion aggregate principal amount of CQP’s 5.625% Senior Notes due 2026 (the “2026 CQP Senior Notes”) in September 2021 pursuant to a tender offer. In October 2021, the remaining net proceeds were used to redeem the remaining outstanding principal amount of the 2026 CQP Senior Notes and, together with cash on hand, redeem $318 million of the 2022 SPL Senior Notes.

•

In August 2021, Cheniere Corpus Christi Holdings, LLC (“CCH”) issued an aggregate principal amount of $750 million of fully amortizing 2.742% Senior Secured Notes due 2039. The net proceeds were used to prepay a portion of the principal amount outstanding under CCH’s amended and restated term loan credit facility.

•

In March 2021, CQP issued an aggregate principal amount of approximately $1.5 billion of 4.000% Senior Notes due 2031. The net proceeds, along with cash on hand, were used to redeem the 5.250% Senior Notes due 2025.

•	During 2021, in line with the shareholder return priorities announced as part of our capital allocation plan in September 2021, we:

•	Repurchased approximately 0.1 million shares for approximately $9 million, starting in July 2021.

•	Declared an inaugural quarterly dividend of $0.33 per share for the third quarter 2021, which was paid on November 17, 2021.

Environmental, Social and Governance

•

In October 2021, we announced a partnership with the Thurgood Marshall College Fund to provide $500,000 in scholarships and additional networking opportunities to students enrolled in historically black colleges and universities in the communities where we live and work, including: Howard University, Prairie View A&M University, Southern University and Texas Southern University.

•	In November 2021, Diversity, Equity and Inclusion (“DEI”) oversight was added to the charter of the Governance and Nominating Committee.

•

In October 2021, we amended and restated our $1.25 billion revolving credit facility with 23 financial institutions, incorporating certain terms and conditions, including interest rate, tied to defined ESG milestones.

2022 PROXY STATEMENT	3

PROXY SUMMARY

•	In August 2021, we announced the publication of our peer-reviewed Greenhouse Gas Life Cycle Analysis (“LCA”), published in the American Chemical Society Sustainable Chemistry & Engineering Journal.

•

In July 2021, the Board appointed two new members, Patricia K. Collawn and Lorraine Mitchelmore, following the departure of Nuno Brandolini, who had served as a member of the Board since 2000, further evidencing the Board’s commitment to continued refreshment of its members.

•	In June 2021, we published Built for the Challenge, our second corporate responsibility report.

•

In June 2021, we announced our collaboration with multiple natural gas suppliers and academic institutions to quantify, monitor, report and verify (“QMRV”) greenhouse gas emissions of natural gas production sites, in order to improve the overall understanding of upstream greenhouse gas (“GHG”) emissions and further the deployment of advanced monitoring technologies and protocols.

•	In May 2021, in collaboration with Shell, we delivered our first carbon-neutral cargo of U.S. LNG to Europe.

•

In April 2021, we published key findings of a climate scenario analysis, an important component of the Task Force on Climate-Related Financial Disclosures (“TCFD”) framework, to understand the resilience of Cheniere’s existing and future business in various energy transition scenarios.

•

In February 2021, we announced that we plan to begin providing our LNG customers with greenhouse gas emissions data associated with each LNG cargo produced at our Liquefaction Projects (“CE Tags”). The CE Tags are designed to enhance environmental transparency by quantifying the estimated GHG emissions of LNG cargoes from the wellhead to the cargo delivery point.

•

In February 2021, we updated our annual performance scorecard to include an ESG metric for 2021. For 2022, we have further enhanced this metric to include additional quantifiable criteria with which to measure our progress. ESG metrics, inclusive of safety, represent 30% of the overall annual performance scorecard for 2022.

4	CHENIERE

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Cheniere.

Since our 2017 Annual Meeting, we have taken the following governance actions:

•	engaged with shareholders holding in excess of 50% of our common stock each year regarding governance matters;

•	added details regarding the experience of our directors and the diversity of our Board to our proxy statements;

•	increased ownership levels in our director and executive officer ownership guidelines;

•	adopted non-employee director equity compensation limits;

•

expanded the oversight responsibilities of the Governance and Nominating Committee to include oversight of ESG issues and our strategies, activities and initiatives related to diversity, equity and inclusion;

•	issued our inaugural corporate responsibility report in 2020, titled First and Forward, and our second report in 2021, titled Built for the Challenge;

•	added a 15-year term limit to our director retirement policy; and

•	increased our proxy statement disclosure surrounding our climate strategy, human capital management and human rights and labor standards.

The “Governance Information” section of this Proxy Statement, beginning on page 19, describes our corporate governance structure and policies, which include the following:

Board Independence

•  8 out of 10 of our current directors and director nominees are independent.

•  Independent directors meet regularly without management present.

•  Our President and CEO is the only management director.

Board Composition

•  The Board consists of 10 directors, with an average age of 60.6 and average tenure of 7.1 years (as of May 12, 2022).

•  The Board values diversity, experience and relevant skillsets in assessing its composition.

Board Performance	• The Board regularly assesses its performance through Board and committee self-evaluations.

Board Committees	• We have three standing Board committees—Audit, Governance and Nominating and Compensation. • All of our Board committees are comprised of and chaired solely by independent directors.

Leadership Structure

•  Our Chairman of the Board and CEO roles were split in December 2015.

•  Our independent Non-Executive Chairman of the Board provides leadership to the Board and ensures that the Board operates independently of management.

Risk Oversight

•  The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations, ESG and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board review the risks that are within their areas of responsibility.

Open Communication	• We encourage open communication and strong working relationships among the Non-Executive Chairman of the Board and other directors. • Our directors have access to management and employees.

Director and Executive Stock Ownership

•  We have had rigorous stock ownership guidelines for our directors and executive officers since 2008, including amendments to our guidelines for our directors in February 2017, and for our executive officers in February 2021, to make them more rigorous.

Director Compensation Limit

•  We have capped the annual ordinary course equity award that may be granted to a non-employee director at $495,000 per calendar year. Please see “Director Compensation” on page 30 of this Proxy Statement.

2022 PROXY STATEMENT	5

PROXY SUMMARY

Accountability to Shareholders

•  Directors are elected annually by a majority of the votes cast with respect to such director. If a director does not receive the necessary vote at the annual meeting, he/she is required to tender their resignation for consideration by the Board.

•  The Board maintains a process for shareholders to communicate with the Board.

•  We conduct an annual advisory say-on-pay vote.

•  A shareholder, or a group of up to 20 shareholders, continuously owning at least 3% of our common stock for at least the prior 3 consecutive years (and meeting certain other requirements) has the ability to nominate up to 20% of the number of directors serving on our Board via our proxy statement (proxy access).

•  Special meetings may be called upon the written request of at least 50.1% of the outstanding shares of common stock of the Company, as set forth in our Bylaws.

Succession Planning	• The Governance and Nominating Committee has oversight of succession planning, both planned and emergency, for the Chief Executive Officer.

Governance Policies

•  Directors are required to retire upon the earlier of reaching 75 years of age or, beginning at the Company’s 2023 annual meeting of shareholders, 15 years of service, in order to encourage board refreshment. Upon the recommendation of the Governance and Nominating Committee, the Board may waive these requirements as to any non-employee director if it deems such waiver to be in the best interests of the Company.

•  We maintain codes of conduct for directors, officers and employees.

•  We do not allow pledging of Company stock as collateral for a loan or holding Company stock in margin accounts.

•  We do not allow hedging or short sales of Company stock.

•  We do not have a shareholder rights plan, or “poison pill.”

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of the 10 director nominees listed below. Each director is elected annually by a majority of the votes cast. Detailed information about each nominee, including background, skills and expertise, can be found in “Proposal 1 – Election of Directors” beginning on page 9.

NAME	AGE (AS OF MAY 12, 2022)	DIRECTOR SINCE	PRINCIPAL OCCUPATION

G. Andrea Botta	68	2010	Chairman of the Board, Cheniere Energy, Inc.; President, Glenco LLC

Jack A. Fusco	59	2016	President and Chief Executive Officer, Cheniere Energy, Inc.

Vicky A. Bailey	70	2006	President, Anderson Stratton International, LLC

Patricia K. Collawn	63	2021	Chairman, President and Chief Executive Officer, PNM Resources, Inc.

David B. Kilpatrick	72	2003	President, Kilpatrick Energy Group

Lorraine Mitchelmore	59	2021	Director, Suncor Energy Inc. and Bank of Montreal, Former President and Chief Executive Officer, Enlighten Innovations Inc.

Scott Peak	41	2022	Managing Partner and Chief Investment Officer, Brookfield Infrastructure

Donald F. Robillard, Jr.	70	2014

President of Robillard Consulting, LLC, Former Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. and Former Chief Executive Officer and Chairman, ES Xplore, LLC

Neal A. Shear	67	2014	Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP

Andrew J. Teno	37	2021	Portfolio Manager of Icahn Capital LP

All director nominees are independent, except Jack A. Fusco and Scott Peak. Each director nominee attended or participated in at least 75% of the aggregate number of all meetings of the Board and of each committee on which he or she sits for which the director was eligible to attend in 2021, with the exception of Scott Peak who was not then a member of the Board.

6	CHENIERE

EXECUTIVE COMPENSATION HIGHLIGHTS

EXECUTIVE COMPENSATION HIGHLIGHTS

Compensation Governance Practices

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Strong compensation risk management program

•	Non-employee director equity compensation limits

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

Philosophy and Objectives

We are committed to a pay-for-performance executive compensation program that aligns the interests of our Named Executive Officers (“NEOs”) with the key drivers of long-term growth and creation of shareholder value. The executive compensation program has evolved over the last several years, corresponding to the Company’s transition from a development company into a leading LNG operator. Changes to the executive compensation program were influenced by market practices, feedback from shareholders, and to support the program’s primary objectives.

The Board and the Compensation Committee believe the design of our executive compensation program, and the Committee’s decisions and outcomes in 2021, support our compensation philosophy and objectives, including:

•	Annual and long-term incentive awards are primarily performance-based

•	Annual incentive awards earned are based on achievement of specific financial, operating, safety and strategic goals

•	Performance-based long-term incentive awards are tied to specific and formulaic financial performance and stock price growth objectives

2021 Compensation Highlights

During 2021, the Compensation Committee and Board continued to monitor market conditions and address feedback from key stakeholders and our compensation consultant. Key outcomes and developments included:

•

The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2021 performance across multiple financial, operating, safety and strategic metrics. The Committee made no changes to the performance goals originally established for the 2021 performance period.

•

Performance share units awarded in 2019 also generated an above-target payout for our NEOs based upon the Company’s performance across the performance metrics of cumulative Distributable Cash Flow per share and Absolute Total Shareholder Return over the 2019-2021 period.

•

In February 2021, the Board approved our 2021 annual performance scorecard which included new ESG-related metrics and milestones, illustrating our Company-wide commitment to these important issues. In 2022, ESG metrics, inclusive of safety, will represent 30% of the annual performance scorecard.

During 2021, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock, and with proxy advisory firms. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

2022 PROXY STATEMENT	7

PROXY SUMMARY

RATIFICATION OF KPMG AS AUDITOR FOR 2022

As a matter of good corporate governance, we are asking our shareholders to ratify, on an advisory (non-binding) basis the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2022. The following table sets forth the fees billed to us by KPMG LLP for professional services for 2021 and 2020.

	2021	2020

Audit Fees	$6,664,593	$6,808,018

Audit Related Fees	$—	$—

Tax Fees	$24,773	$—

All Other Fees	$3,000	$3,000

Total	$6,692,366	$6,808,018

See “Report of the Audit Committee” on page 72 and the information provided in Proposal 3, beginning on page 73, for more details.

8	CHENIERE

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

This year, there are 10 nominees standing for election as directors at the Meeting. Below is a summary of our director nominees, including their committee memberships as of April 8, 2022. The Board, with assistance from the Governance and Nominating Committee, will evaluate and reassign committee memberships as needed following the Meeting and election of the director nominees. Detailed information about each director’s background, skills and expertise is provided below.

				NOMINEE COMMITTEE MEMBERSHIPS
NAME CURRENT POSITION	AGE (AS OF MAY 12, 2022)	DIRECTOR SINCE	INDEPENDENT	AUDIT	GOVERNANCE AND NOMINATING	COMPENSATION

G. Andrea Botta Chairman of the Board, Cheniere Energy, Inc. President, Glenco LLC	68	2010	YES		Chair

Jack A. Fusco President and Chief Executive Officer, Cheniere Energy, Inc.	59	2016	NO

Vicky A. Bailey President, Anderson Stratton International, LLC	70	2006	YES	●	●

Patricia K. Collawn Chairman, President and Chief Executive Officer PNM Resources, Inc.	63	2021	YES	F		●

David B. Kilpatrick President, Kilpatrick Energy Group	72	2003	YES	●		●

Lorraine Mitchelmore Director, Suncor Energy Inc. and Bank of Montreal	59	2021	YES	●	●

Scott Peak Managing Partner and Chief Investment Officer, Brookfield Infrastructure	41	2022	NO

Donald F. Robillard, Jr. President of Robillard Consulting, LLC	70	2014	YES	Chair; F	●

Neal A. Shear Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP	67	2014	YES		●	Chair

Andrew J. Teno Portfolio Manager, Icahn Capital LP	37	2021	YES	F

F = Audit Committee Financial Expert

The Board has determined that Ms. Collawn and each of Messrs. Robillard and Teno is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

2022 PROXY STATEMENT	9

PROPOSAL 1 – ELECTION OF DIRECTORS

Summary of Director Core Competencies

Our director nominees complement each other to create a well-rounded boardroom, and each adds:

•	A deep commitment to stewardship
•	A proven record of success
•	Unique and valuable insight

There are 10 nominees standing for election as directors at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2023 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each of the director nominees has consented to serve as a director if elected or re-elected.

Each of the director nominees currently serves on the Board. Directors are elected by a majority of votes cast with respect to such director nominee. Unless your proxy specifies otherwise, it is intended that the shares represented by your proxy will be voted for the election of these 10 nominees. If you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on Proposal 1 to elect directors if the bank, broker or other holder of record does not receive specific voting instructions from you. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board is unaware of any circumstances likely to render any nominee unavailable.

The Board unanimously recommends a vote FOR the election of the 10 nominees as directors of the Company to hold office for a one-year term expiring at the 2023 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

10	CHENIERE

DIRECTOR NOMINATIONS AND QUALIFICATIONS

DIRECTOR NOMINATIONS AND QUALIFICATIONS

Director Nomination Policy and Procedures. Our Director Nomination Policy and Procedures is attached to the Governance and Nominating Committee’s written charter as Exhibit A, which is available on our website at www.cheniere.com. The Governance and Nominating Committee considers suggestions for potential director nominees to the Board from any source, including current members of the Board and our management, advisors and shareholders. The Governance and Nominating Committee evaluates potential nominees by reviewing their qualifications and any other information deemed relevant. Director nominees are recommended to the Board by the Governance and Nominating Committee.

The full Board will select and recommend candidates for nomination as directors for shareholders to consider and vote upon at the annual shareholders’ meeting. The Governance and Nominating Committee reviews and considers any candidates submitted by a shareholder or shareholder group in the same manner as all other candidates.

Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum criteria for selection of members to serve on our Board include the following:

•	highest professional and personal ethical standards and integrity;

•	high level of education and/or business experience;

•	broad-based business acumen;

•	commitment to understand the Company’s business and industry;

•	sufficient time to effectively carry out their duties;

•	strategic thinking and willingness to share ideas;

•	loyalty and commitment to driving the success of the Company;

•	network of business and industry contacts; and

•	diversity of experiences, expertise, backgrounds and other demographics among members of the Board.

Director Search. In 2021, we engaged an independent director search firm to help identify prospective director candidates, with the goal of adding two directors to our Board. Ms. Collawn was recommended by a non-management director to the independent director search firm in connection with this process, and Ms. Mitchelmore was recommended by the independent director search firm. We are continuing to work with an independent director search firm to identify prospective director candidates. In addition to the minimum criteria described above, the Governance and Nominating Committee evaluated the skill sets needed to maximize Board effectiveness and support the strategic direction of the Company. We looked at a diverse pool of candidates, considering each candidate’s business or professional experience, demonstrated leadership ability, integrity and judgment, record of public service, diversity, financial and technological acumen and international and ESG experience. We view and define diversity in a broad sense, which includes gender, ethnicity, age, education, experience and leadership qualities.

Practices for Considering Diversity. The minimum criteria for selection of members to serve on our Board are designed to ensure that the Governance and Nominating Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the energy industry, finance, consulting, international affairs, public service, governance, regulatory compliance and ESG. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. These evaluations assess the diversity of talents, expertise and occupational and personal backgrounds of the Board members.

Shareholder Nominations for Director (other than Proxy Access). A shareholder of the Company may nominate a candidate or candidates for election to the Board at an annual meeting of shareholders if such shareholder (1) was a shareholder of record at the time the notice provided for below is delivered to the Corporate Secretary, (2) is entitled to vote at the meeting of shareholders called for the election of directors and is entitled to vote upon such election and (3) complies with the notice procedures set forth in our Bylaws, as amended (the “Bylaws”). Nominations made by a shareholder must be made by giving timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if (and only if) the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary

2022 PROXY STATEMENT	11

PROPOSAL 1 – ELECTION OF DIRECTORS

date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice must include information about the shareholder and the nominee, as required by our Bylaws, which are available on our website at www.cheniere.com. The Governance and Nominating Committee will review and consider any candidates submitted by a shareholder or shareholder group in the same manner as all other candidates.

Director Nominations for Inclusion in Proxy Statement (Proxy Access). A shareholder, or group of up to 20 shareholders, continuously owning at least 3% of the Company’s common stock for at least the prior three consecutive years (and meeting the other requirements set forth in our Bylaws) may nominate for election to our Board and inclusion in our proxy statement for our annual meeting of shareholders up to 20% of the number of directors then serving on our Board.

The notice must include all information required by our Bylaws, which are available on our website at www.cheniere.com. In addition to complying with the other requirements set forth in our Bylaws, an eligible shareholder must provide timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely for purposes of proxy access, a shareholder’s notice must be delivered not later than the close of business on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date that the Company first mailed its proxy statement to shareholders for the prior year’s annual meeting of shareholders. However, if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), notice must be given in the manner provided in our Bylaws by the later of the close of business on the date that is 180 days prior to such Other Meeting Date and the 10th day following the date on which public announcement of such Other Meeting Date is first made.

Director Qualifications. The Board has concluded that, in light of our business and structure, each of our director nominees possesses relevant experience, qualifications, attributes and skills and should continue to serve on our Board as of the date of this Proxy Statement. The primary qualifications of our directors are further discussed under “Director Biographies” below.

Director Retirement Policy. The Board maintains a mandatory director retirement policy that requires each director who has attained the age of 75 to retire from the Board at the annual meeting of shareholders of the Company held in the year in which his or her current term expires, unless the Board determines such mandate for a particular director is not at the time in the best interests of the Company. Additionally, in order to encourage Board refreshment, the Board revised the director retirement policy in 2020 to provide that directors who have reached 15 years of service on the Board will also not be eligible for re-nomination to the Board at the annual meeting of shareholders of the Company in the year at which such director’s current term expires, subject to Board discretion and providing a transition period for current directors who already meet the 15 years of service to remain on the Board until the annual meeting of shareholders of the Company to be held in 2023. The Board believes this policy will ensure a healthy rotation of directors, which will promote the continued influx of new ideas and perspectives to the Board. As a result of our focus on Board refreshment, in 2021 one of our long-serving directors, Mr. Nuno Brandolini, retired, and Mses. Collawn and Mitchelmore joined the Board.

12	CHENIERE

DIRECTOR BIOGRAPHIES

DIRECTOR BIOGRAPHIES

JACK A. FUSCO PRESIDENT & CEO	AGE: 59 DIRECTOR SINCE: 2016

Jack A. Fusco is a director and the President and Chief Executive Officer of Cheniere. Mr. Fusco has served as President and Chief Executive Officer since May 2016 and as a director since June 2016. In addition, Mr. Fusco serves as Chairman, President and Chief Executive Officer of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Energy Partners, L.P. (“Cheniere Partners”) a publicly-traded limited partnership that is operating the Sabine Pass LNG terminal. Mr. Fusco served as Chairman, President and Chief Executive Officer of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Holdings”) from June 2016 to September 2018. Mr. Fusco is also a Manager, President and Chief Executive Officer of the general partner of Sabine Pass LNG, L.P. and Chief Executive Officer of Sabine Pass Liquefaction, LLC. Mr. Fusco received recognition as Best CEO in the electric industry by Institutional Investor in 2012 as ranked by all industry analysts and for Best Investor Relations by a CEO or Chairman among all mid-cap companies by IR Magazine in 2013. Institutional Investor also recognized Mr. Fusco as the 2020 All-American Executive Team Best CEO in the natural gas industry.

Mr. Fusco served as Chief Executive Officer of Calpine Corporation (“Calpine”) from August 2008 to May 2014 and as Executive Chairman of Calpine from May 2014 through May 11, 2016. Mr. Fusco served as a member of the board of directors of Calpine from August 2008 until March 2018, when the sale of Calpine to an affiliate of Energy Capital Partners and a consortium of other investors was completed. Mr. Fusco was recruited by Calpine’s key shareholders in 2008, just as that company was emerging from bankruptcy. Calpine grew to become America’s largest generator of electricity from natural gas, safely and reliably meeting the needs of an economy that demands cleaner, more fuel-efficient and dependable sources of electricity. As Chief Executive Officer of Calpine, Mr. Fusco managed a team of approximately 2,300 employees and led one of the largest purchasers of natural gas in America, a successful developer of new gas-fired power generation facilities and a company that prudently managed the inherent commodity trading and balance sheet risks associated with being a merchant power producer.

Mr. Fusco’s career of over 38 years in the energy industry began with his employment at Pacific Gas & Electric Company upon graduation from California State University, Sacramento with a Bachelor of Science in Mechanical Engineering in 1984. He joined Goldman Sachs 13 years later as a Vice President with responsibility for commodity trading and marketing of wholesale electricity, a role that led to the creation of Orion Power Holdings, an independent power producer that Mr. Fusco helped found with backing from Goldman Sachs, where he served as President and Chief Executive Officer from 1998-2002. In 2004, he was asked to serve as Chairman and Chief Executive Officer of Texas Genco LLC by a group of private institutional investors, and successfully managed the transition of that business from a subsidiary of a regulated utility to a strong and profitable independent company, generating a more than 5-fold return for shareholders upon its merger with NRG in 2006.

Skills and Qualifications:

Mr. Fusco brings his prior experience leading successful energy industry companies and his perspective as President and Chief Executive Officer of Cheniere.

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PROPOSAL 1 – ELECTION OF DIRECTORS

G. ANDREA BOTTA CHAIRMAN OF THE BOARD AND CHAIRMAN OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 68 DIRECTOR SINCE: 2010

G. Andrea Botta is the Chairman of the Board and Chairman of our Governance and Nominating Committee. Mr. Botta has served as President of Glenco LLC (“Glenco”), a private investment company since February 2006. Prior to joining Glenco, Mr. Botta served as Managing Director of Morgan Stanley from 1999 to February 2006. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc. From March 2008 until February 2018, Mr. Botta served on the board of directors of Graphic Packaging Holding Company. Mr. Botta earned a degree in Economics and Business Administration from the University of Torino in 1976.

Skills and Qualifications:

Mr. Botta brings a unique international perspective to our Board and significant investing expertise. He has over 30 years of investing experience primarily in private equity investing.

VICKY A. BAILEY MEMBER OF AUDIT COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 70 DIRECTOR SINCE: 2006

Vicky A. Bailey is a member of our Audit Committee and Governance and Nominating Committee. Since November 2005, Ms. Bailey has been President of Anderson Stratton International, LLC, a strategic consulting and government relations company in Washington, D.C. and an equity owner of BHMM Energy Services. She was a partner with Johnston & Associates, LLC, a public relations firm in Washington, D.C., from March 2004 through October 2006. Prior to joining Johnston & Associates, LLC, Ms. Bailey served as Assistant Secretary for the Office of Policy and International Affairs of the U.S. Department of Energy from 2001 through February 2004. From February 2000 until May 2001, she was President and a director of PSI Energy, Inc., the Indiana electric utility subsidiary of Cinergy Corp. Prior to joining PSI Energy, Ms. Bailey was a Commissioner on the Federal Energy Regulatory Commission beginning in 1993. Ms. Bailey currently serves on the board of directors of Occidental Petroleum Corporation, a publicly-traded international energy company, Equitrans Midstream Corporation, a publicly-traded natural gas midstream company, PNM Resources, Inc., a publicly-traded energy holding company based in New Mexico, and Battelle Memorial Institute, a private nonprofit applied science and technology development company in Columbus, Ohio. Ms. Bailey previously served on the board of directors of EQT Corporation, a publicly-traded petroleum and natural gas exploration and pipeline company, from July 2004 to November 2018. In January 2010, Ms. Bailey was appointed as a member of the Secretary of Energy’s Blue Ribbon Commission on America’s Nuclear Future. She received a B.S. in Industrial Management from Purdue University and completed the Advanced Management Program at the Wharton School in 2013.

Skills and Qualifications:

Ms. Bailey has extensive knowledge of the energy industry, including significant experience with the Federal Energy Regulatory Commission, and government and public relations. She brings a diverse perspective to our Board based on her experience as a strategic consultant, a former energy executive and having served as Assistant Secretary for the Office of Policy and International Affairs.

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DIRECTOR BIOGRAPHIES

PATRICIA K. COLLAWN MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 63 DIRECTOR SINCE: 2021

Ms. Collawn is a member of our Audit Committee and Compensation Committee. Ms. Collawn is the Chairman, President and Chief Executive Officer of PNM Resources, Inc., a publicly-traded energy holding company based in New Mexico, becoming Chairman in 2012 and President and CEO in 2010. Ms. Collawn joined PNM Resources in 2007 as President, Utilities, prior to her promotion to President and Chief Operating Officer in 2008. From 2005 to 2007, Ms. Collawn served as President and Chief Executive Officer of Public Service Company of Colorado, an operating utility that is a subsidiary of Xcel Energy, Inc. Ms. Collawn has served on the board of directors of Equitrans Midstream Corporation, a publicly traded natural gas midstream company, since April 2020. Ms. Collawn previously served on the board of directors of EVgo Services, LLC, a publicly traded builder, owner and operator of DC fast charging for electric vehicles in the U.S, from July 2021 to March 2022, and CTS Corporation, a publicly traded designer and manufacturer of sensors, actuators and electronic components for various industries, from 2003 to May 2021. Ms. Collawn also previously served as Chairman of the Electric Power Research Institute, an independent, non-profit center for public interest energy and environmental research, including sustainability and carbon reduction matters, and Chairman of the Edison Electric Institute, a national association of investor-owned electric companies. Ms. Collawn received a B.A. from Drake University and an M.B.A. from Harvard Business School.

Skills and Qualifications:

As a senior executive in the power utilities sector for more than 25 years, Ms. Collawn has an in-depth understanding of the complex regulatory structure of the utility industry, as well as substantial operations experience. Along with her executive leadership experience and commercial and operational expertise, Ms. Collawn brings a focus on corporate governance, cybersecurity and environmental and sustainability matters to our Board.

DAVID B. KILPATRICK MEMBER OF AUDIT COMMITTEE AND COMPENSATION COMMITTEE	AGE: 72 DIRECTOR SINCE: 2003

David B. Kilpatrick is a member of our Audit Committee and Compensation Committee. Mr. Kilpatrick previously served as our Lead Director from June 2015 to January 2016. Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry. He has been the President of Kilpatrick Energy Group, which invests in oil and gas ventures and provides executive management consulting services, since 1998. Mr. Kilpatrick served on the board of directors and as Chairman of the Compensation and Governance Committee of the general partner of Breitburn Energy Partners, L.P., a publicly traded MLP, from March 2008 until April 2018. Mr. Kilpatrick served on the board of managers of Woodbine Holdings, LLC, a privately held company engaged in the acquisition, development and production of oil and natural gas properties in Texas from June 2011 to December 2016. In May 2013, he was elected Chairman of the Board of Applied Natural Gas Fuels, Inc., a producer and distributor of liquefied natural gas fuel for the transportation and industrial markets, until the sale of the company in February 2018. He also served on the board of directors of PYR Energy Corporation, a publicly-traded oil and gas exploration and production company, from 2001 to 2007, and of Whittier Energy Corporation, a publicly-traded oil and gas exploration company, from 2004 to 2007. He was the President and Chief Operating Officer of Monterey Resources, Inc., an independent oil and gas company, from 1996 to 1998 and held various positions with Santa Fe Energy Resources, an oil and gas production company, from 1983 to 1996. Mr. Kilpatrick received a B.S. in Petroleum Engineering from the University of Southern California and a B.A. in Geology and Physics from Whittier College.

Skills and Qualifications:

Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry and brings significant executive-level and consulting experience in the oil and gas industry to our Board.

2022 PROXY STATEMENT	15

PROPOSAL 1 – ELECTION OF DIRECTORS

LORRAINE MITCHELMORE MEMBER OF AUDIT COMMITTEE AND GOVERNANCE AND NOMINATING COMMITTEE	AGE: 59 DIRECTOR SINCE: 2021

Ms. Mitchelmore was recently the President and Chief Executive Officer of Enlighten Innovations Inc., a Calgary based clean technology company, from May 2017 to September 2018. Prior to that, she was President and Canada Country Chair of Shell Canada Limited and Executive Vice President, Americas Heavy Oil for Royal Dutch Shell. She has more than 30 years of international oil and gas industry experience. Throughout her career, she has served with increasing responsibility in operational, strategy, and commercial roles. Prior to joining Shell in 2002, she worked with BHP Petroleum, Chevron, and Petro-Canada.

Ms. Mitchelmore has served as a director of the Bank of Montreal, a diversified financial services provider, since May 2015; Suncor Energy Inc., a premier integrated energy company, since November 2019; AIMCO, an Albertan Crown pension investment firm since January 2022; and on the Board of Advisors of Catalyst Canada since 2018. She previously served on the board of directors of TransMountain Corporation from November 2018 to December 2019.

Ms. Mitchelmore is currently an associate of the Creative Destruction Lab where she is a mentor to many early-stage energy transition companies. She is co-founder and co-chair of the Smart Prosperity Initiative, an organization focused on harnessing new thinking to accelerate Canada’s transition to a stronger, cleaner economy. From 2017 to 2018, she chaired the Resources of the Future Economic Strategy table for the Canadian federal government. She has been named a fellow of the Canadian Academy of Engineering, awarded the Catalyst Canada Champion Honors Award in 2014, recognizing commitment to Diversity and Inclusion, and was a recipient of Canada’s 2016 Clean16 award for leadership in advancing sustainable development in Canada.

Ms. Mitchelmore holds a BSc in Geophysics from Memorial University of Newfoundland, an MSc in Geophysics from the University of Melbourne, Australia and an MBA from Kingston Business School in London, England.

Skills and Qualifications:

Ms. Mitchelmore has over 30 years of international oil and gas industry experience, as well as significant executive, operational, strategy and commercial experience. Ms. Mitchelmore also brings meaningful experience with energy transition issues and sustainable development to our Board.

SCOTT PEAK DIRECTOR	AGE: 41 DIRECTOR SINCE: 2022

Scott Peak is a director of the Company. Mr. Peak is a Managing Partner in Brookfield’s Infrastructure Group and Chief Investment Officer for North America, where he is responsible for infrastructure investments and is head of the Houston office. Prior to joining Brookfield in January 2016, Mr. Peak spent almost a decade at Macquarie Group Ltd. based in New York and Houston focused on the infrastructure sector. Previously, Mr. Peak worked in the mergers and acquisitions group at Dresdner Kleinwort Wasserstein in New York. Mr. Peak previously served as a director of the general partner of Cheniere Partners from September 2020 to April 2022. Mr. Peak holds a Master of Finance with distinction from INSEAD and a B.A. in Economics from Bates College.

Skills and Qualifications:

Mr. Peak brings energy infrastructure industry expertise and a unique financial perspective to our Board based on his extensive investment experience with Brookfield Infrastructure. Mr. Peak’s appointment to the Board of Cheniere was made pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC, CQP Holdco LP (f/k/a Blackstone CQP Holdco LP) (“CQP Holdco”) and various other related parties in connection with CQP Holdco’s purchase of Class B units in Cheniere Partners.

16	CHENIERE

DIRECTOR BIOGRAPHIES

DONALD F. ROBILLARD, JR. CHAIRMAN OF AUDIT COMMITTEE AND MEMBER OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 70 DIRECTOR SINCE: 2014

Donald F. Robillard, Jr. is the Chairman of our Audit Committee and a member of our Governance and Nominating Committee. Mr. Robillard served as a director and the Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt Consolidated, Inc. (“Hunt”), a private holding company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and ranching, from July 2015 until his retirement on January 31, 2017. Mr. Robillard began his association with Hunt in 1983 as Manager of International Accounting for Hunt Oil Company, Inc., a wholly-owned subsidiary of Hunt. Serving nine of his 34 years of service to the Hunt organization in Yemen in various accounting, finance and management positions, Mr. Robillard returned to the United States to join Hunt’s executive team in 1992. Mr. Robillard was named Senior Vice President and Chief Financial Officer of Hunt in April 2007. Mr. Robillard also served, from February 2016 through August of 2017, as Chief Executive Officer and Chairman of ES Xplore, LLC, a direct hydrocarbon indicator technology company which in 2016 was spun out of

Hunt. He is currently President of Robillard Consulting, LLC, an oil and gas advisory firm. Mr. Robillard is currently on the board of directors of Helmerich & Payne, Inc., a publicly-traded oil and gas drilling company. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the National Association of Corporate Directors (NACD Directorship Certified), Financial Executives International and an advisory board member of the Institute for Excellence in Corporate Governance at the Naveen Jindal School of Management at the University of Texas at Dallas. Mr. Robillard received a B.B.A. from the University of Texas, Austin.

Skills and Qualifications:

Mr. Robillard has over 40 years of experience in the oil and gas industry and over 25 years of senior management experience. Mr. Robillard brings significant executive-level experience in the oil and gas industry, including experience with project financing for LNG facilities.

NEAL A. SHEAR CHAIRMAN OF COMPENSATION COMMITTEE AND MEMBER OF GOVERNANCE AND NOMINATING COMMITTEE	AGE: 67 DIRECTOR SINCE: 2014

Neal A. Shear is the Chairman of our Compensation Committee and a member of our Governance and Nominating Committee. Mr. Shear is Senior Advisor and Chair of the Advisory Committee of Onyxpoint Global Management LP. Mr. Shear served as Interim Special Advisor to the Chief Executive Officer of Cheniere from May 2016 to November 2016 and as Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016. Mr. Shear was the Chief Executive Officer of Higgs Capital Management, a commodity focused hedge fund until September 2014. Prior to Higgs Capital Management, Mr. Shear served as Global Head of Securities at UBS Investment Bank from January 2010 to March of 2011. Previously, Mr. Shear was a Partner at Apollo Global Management, LLC, where he served as the Head of the Commodities Division. Prior to Apollo Global Management, Mr. Shear spent 26 years at Morgan Stanley serving in various roles including Head of the Commodities Division, Global Head of Fixed Income, Co-Head of Institutional Sales and Trading, and Chair of the Commodities Business. Mr. Shear has served as a director and limited partner of ESG Energy Holdings LLC, a company formed to buy refining and other assets for the purpose of improving their environmental footprint in the production of energy-related products, since February 2022; as an Advisor to WasteFuel, a waste to fuels company that converts municipal waste into biofuel, since March 2022; as a director of Galileo Technologies S.A., a global provider of modular technologies for compressed natural gas and LNG production and transportation, since February 2017; and as a director of Narl Refining Inc., the refining arm of North Atlantic Holdings St John’s Newfoundland, since November 2014. Mr. Shear received a B.S. from the University of Maryland, Robert H. Smith School of Business Management in 1976 and an M.B.A. from Cornell University, Johnson School of Business in 1978.

Skills and Qualifications:

Mr. Shear brings a unique financial and trading perspective to our Board based on his more than 30 years of experience managing commodity activity and investments.

2022 PROXY STATEMENT	17

PROPOSAL 1 – ELECTION OF DIRECTORS

ANDREW J. TENO MEMBER OF AUDIT COMMITTEE	AGE: 37 DIRECTOR SINCE: 2021

Mr. Teno is a member of the Audit Committee. Mr. Teno has been a Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since October 2020. Mr. Teno currently serves as a director of Herc Holdings Inc., an equipment rental company, and FirstEnergy Corp., an electric utility company. From 2011 to 2020, prior to joining Icahn Capital, Mr. Teno worked at Fir Tree Partners, a New York based private investment firm that invests worldwide in public and private companies, real estate and sovereign debt, where he focused on value investing across capital structures, industries and geographies. Mr. Teno also served on the board of directors of Eco-Stim Energy Solutions, Inc., an oilfield services and technology company, from 2017 to 2018. Prior to joining Fir Tree, Mr. Teno worked at Crestview Partners from 2009 to 2011 as an associate in their Private Equity business.

Prior to joining Crestview, Mr. Teno worked at Gleacher Partners, an M&A boutique, from 2007 to 2009. Mr. Teno received an undergraduate business degree from the Wharton School at the University of Pennsylvania in 2007.

Skills and Qualifications:

Mr. Teno brings significant financial and strategic expertise to our Board through his extensive public and private investment experience across a diverse set of industries and investment platforms. Mr. Teno was appointed to the Board of Cheniere in accordance with a Nomination and Standstill Agreement that was entered into on August 21, 2015 by the Company, Icahn Capital LP and certain affiliates of Icahn Capital LP.

18	CHENIERE

GOVERNANCE INFORMATION

BOARD COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE

The following table shows our director nominees’ fiscal year 2021 membership and chairpersons of our Board committees, Board and committee meetings held and attendance as a percentage of meetings eligible to attend, with the exception of Mr. Peak who was not a member of the Board in 2021. The current Chair of the Board and each committee is indicated in the table.

	NUMBER OF MEETINGS HELD	BOTTA	FUSCO	BAILEY	COLLAWN	KILPATRICK	MITCHELMORE	ROBILLARD	SHEAR	TENO

Board	8	100% Chair	100%	88%	100%	100%	100%	100%	100%	100%

Audit Committee	7	—	—	100%	100%	100%	100%	100% Chair	—	100%

Governance and Nominating Committee	7	100% Chair	—	100%	—	—	100%	—	—	—

Compensation Committee	6	—	—	—	100%	100%	—	—	100% Chair	—

DIRECTOR INDEPENDENCE

The Board determines the independence of each director and nominee for election as a director in accordance with the rules and regulations of the SEC and the NYSE American LLC (“NYSE American”) independence standards, which are listed below. The Board also considers relationships that a director may have:

•	as a partner, shareholder or officer of organizations that do business with or provide services to Cheniere;

•	as an executive officer of charitable organizations to which we have made or make contributions; and

•	that may interfere with the exercise of a director’s independent judgment.

The NYSE American independence standards state that the following list of persons will not be considered independent:

•

a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company other than prior employment as an interim executive officer for less than one year;

•

a director who accepts, or has an immediate family member who accepts, any compensation from the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of 12 consecutive months within the past three years, other than compensation for Board or committee services, compensation paid to an immediate family member who is a non-executive employee of the Company, compensation received for former service as an interim executive officer provided the interim service did not last longer than one year, benefits under a tax-qualified retirement plan or non-discretionary compensation;

•

a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;

•

a director who is, or has an immediate family member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on the compensation committee of such other entity; or

2022 PROXY STATEMENT	19

GOVERNANCE INFORMATION

•

a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

As of April 2022, the Board determined that Messrs. Botta, Kilpatrick, Robillard, Shear and Teno and Mses. Bailey, Collawn and Mitchelmore are independent, and that none of them has a relationship that may interfere with the exercise of his or her independent judgment. In addition, the Board determined that Mr. Brandolini, Andrew Langham and Courtney Mather, who each served as a director for all or a portion of 2021, were independent.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure. Mr. Botta serves as the Non-Executive Chairman of the Board. Mr. Fusco serves as President and CEO of the Company.

The Company has in place strong governance mechanisms to ensure the continued accountability of the CEO to the Board and to provide strong independent leadership, including the following:

•

the Non-Executive Chairman of the Board provides independent leadership to the Board and ensures that the Board operates independently of management and that directors have an independent leadership contact;

•

each of the Board’s standing committees, consisting of the Audit, Compensation and Governance and Nominating Committees, are chaired by and comprised solely of non-employee directors who meet the independence requirements under the NYSE American listing standards and the SEC;

•	the independent directors of the Board, along with the Compensation Committee, evaluate the CEO’s performance and determine his compensation;

•

the independent directors of the Board meet in executive sessions without management present and have the opportunity to discuss the effectiveness of the Company’s management, including the CEO, the quality of Board meetings and any other issues and concerns; and

•	the Governance and Nominating Committee has oversight of succession planning, both planned and emergency, and the Board has approved an emergency CEO succession process.

The Board believes that its leadership structure assists the Board’s role in risk oversight. See the discussion on the “Board’s Role in Risk Oversight” below.

Non-Executive Chairman of the Board. The Non-Executive Chairman of the Board position is held by Mr. Botta, an independent director. The Board has appointed an independent Non-Executive Chairman of the Board to provide independent leadership to the Board. The Non-Executive Chairman of the Board role allows the Board to operate independently of management with the Non-Executive Chairman of the Board providing an independent leadership contact to the other directors. The responsibilities of the Non-Executive Chairman of the Board are set out in a Non-Executive Chairman of the Board Charter. These responsibilities include the following:

•	preside at all meetings of the Board, including executive sessions of the independent directors;

•	call meetings of the Board and meetings of the independent directors, as may be determined in the discretion of the Non-Executive Chairman of the Board;

•	work with the CEO and the Corporate Secretary to prepare the schedule of Board meetings to assure that the directors have sufficient time to discuss all agenda items;

•	prepare the Board agendas in coordination with the CEO and the Corporate Secretary;

•	advise the CEO of any matters that the Non-Executive Chairman of the Board determines should be included in any Board meeting agenda;

•	advise the CEO as to the quality, quantity, appropriateness and timeliness of the flow of information from the Company’s management to the Board;

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SHAREHOLDER OUTREACH–GOVERNANCE

•	recommend to the Board the retention of consultants who report directly to the Board;

•	act as principal liaison between the directors and the CEO;

•	in the discretion of the Non-Executive Chairman of the Board, participate in meetings of the committees of the Board;

•	in the absence of the CEO or as requested by the Board, act as the spokesperson for the Company; and

•	be available, if requested, for consultation and direct communication with major shareholders of the Company.

Board’s Role in Risk Oversight. Risks that could affect the Company are an integral part of Board and committee deliberations throughout the year. The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations, ESG and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board consider the risks within their areas of responsibility. The Board and its committees receive regular reports directly from members of management who are responsible for managing particular risks within the Company. The Audit Committee discusses with management the Company’s major financial and risk exposures and the steps management has taken to mitigate such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee also monitors the effectiveness of the Company’s internal control over financial reporting and legal and regulatory compliance, and confers with our independent registered public accounting firm on the results of its processes to assess risk in the context of its audit engagement. The Governance and Nominating Committee reviews with management the current and emerging environmental, sustainability and social responsibility issues impacting the Company. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements, including assessments of the relationship among the Company’s risk management policies and practices, corporate strategy and compensation policies and practices. For a discussion of the Compensation Committee’s risk oversight, please see “Review of Compensation Risk” on page 29 of this Proxy Statement. The Board and its committees regularly discuss the risks related to the Company’s business strategy at their meetings.

SHAREHOLDER OUTREACH—GOVERNANCE

The Company proactively engages with shareholders on governance topics as a matter of strategic priority, and the continuous evolution of our governance framework is a product of the Board’s responsiveness to shareholder input.

Ahead of our 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”), members of our Board and senior management led engagements with shareholders representing more than 50% of our outstanding common stock, as well as proxy advisory firms, through both video and telephonic meetings, with governance topics being a priority in these engagements.

Following our 2021 Annual Meeting, members of our Board and senior management engaged with shareholders holding more than 50% of our outstanding common stock. We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider any and all shareholder input with respect to our governance framework. Key outcomes and developments since the 2021 Annual Meeting include:

•

The Board appointed two new members, Patricia K. Collawn and Lorraine Mitchelmore, following the departure of Nuno Brandolini, who had served as a member of the Board since 2000, further evidencing the Board’s commitment to continued refreshment of its members. Ms. Collawn currently serves as the Chairman, President and Chief Executive Officer of PNM Resources, Inc., positions she expected to resign from in 2021 upon the consummation of a merger of PNM Resources with AVANGRID, Inc. that has been unexpectedly delayed.

•	DEI oversight was added to the charter of the Governance and Nominating Committee.

The Board believes that its current system of corporate governance oversight enables the directors to prioritize the long-term interests of the Company and our shareholders and be prudent stewards of shareholder capital. In addition, the Board is responsive to evolution in the general corporate governance environment.

Key Themes from Our Shareholder Outreach

Our shareholders have varying methodologies and analytical processes for evaluating governance programs. However, a number of common themes emerged during our engagements with shareholders, which included:

•

Continued improvement in disclosure regarding the Company’s prioritization and efforts regarding Environmental, Social, and Governance issues. Since our 2021 Annual Meeting, we have announced several significant milestones and achievements

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GOVERNANCE INFORMATION

related to ESG; specifically with respect to our initiatives on climate, sustainability and social issues within our communities, as well as governance. Shareholders have applauded these efforts, particularly Cheniere’s leadership on data-driven transparency, integrating sustainability throughout the business, and the comprehensive scope and level of disclosure detail of Built for the Challenge, our second corporate responsibility report. Addressing ESG-related issues and opportunities in a transparent, data-driven manner with our shareholders is a key focus of the Company’s executive management, with oversight from the Governance and Nominating Committee of the Board, and we have made significant progress with respect to addressing these issues and opportunities. In addition to our standalone corporate responsibility report, we have enhanced disclosure regarding ESG and the Company’s progress across key related areas below in “Corporate Responsibility.” We will continue to work to address these important issues and evolve our related disclosure in the future.

•

Continued monitoring and implementation of best governance practices. Our shareholders have expressed a desire that our Board continue to actively monitor changes in the general corporate governance environment and consider any appropriate changes to our governance practices. Our Board recognizes the importance of evolving governance best practices, is responsive to changes in the general corporate governance environment and strives to implement best governance practices in a timely manner.

Please see page 41 of this Proxy Statement for a discussion regarding actions taken by our Board with respect to compensation matters as a result of shareholder outreach.

CORPORATE RESPONSIBILITY

Cheniere’s vision is to provide clean, secure, and affordable energy to the world. This vision underpins our commitment to respond to the world’s shared energy challenges—expanding the global supply of clean and affordable energy, improving air quality, reducing emissions, and supporting the transition to a lower-carbon future. Cheniere’s approach to corporate responsibility is guided by our Climate & Sustainability Principles: Transparency, Science, Supply Chain, and Operational Excellence.

In 2021, we published Built for the Challenge, our second Corporate Responsibility (“CR”) report, which outlines Cheniere’s commitment to sustainability and our performance on key environmental, social, and governance (“ESG”) metrics. The report sets forth our progress towards aligning with multiple relevant reporting frameworks, including the Task Force on Climate-Related Financial Disclosures (“TCFD”), Sustainability Accounting Standards Board (“SASB”), the Global Reporting Initiative (“GRI”), as well as IPIECA, an ESG-focused oil and gas industry association.

We are focused on improving our ESG performance, as we believe this will preserve and enhance our shareholder returns, and the benefits of improved performance are enjoyed by all of Cheniere’s stakeholders. Our progress in this regard is reflected by the scores applied to Cheniere by widely referenced ESG rating entities. In 2021, Cheniere received the following scores and recognition:

•	MSCI: A (on a scale of AAA-CCC) in the MSCI ESG Ratings assessment

•	Sustainalytics: ESG Risk Rating of 24.6, considered a medium risk assessment

•	Just Capital: recognized as a JUST 100 leader in 2022, designated as #1 in the Energy Equipment & Services category and #35 overall out of 954 companies

ESG Governance

ESG is overseen by the Board. The Governance and Nominating Committee is responsible for reviewing our climate and sustainability policies, strategies, and actions. Executive-level managers oversee our major ESG focus areas, including climate, environment, human capital, safety, community and governance. Executive management provides regular updates on these topics to the Board.

In 2021, the Board received quarterly updates from management on climate and sustainability, including a session focused on climate risks, opportunities, and strategies. Further demonstrating our commitment to integrating ESG into our overall corporate strategy, our 2021 annual performance scorecard included an ESG metric of 10% of the total 2021 scorecard value for all Cheniere employees.

Climate Strategy

As the leading U.S. LNG exporter, we support the global energy transition as we supply customers with affordable, reliable and cleaner-burning natural gas. Our climate strategy focuses on evidence-based science, operations excellence and transparent

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collaboration along our supply chain, to better understand the emissions profile of the LNG we deliver to our customers, and to identify strategic and cost-effective opportunities to improve GHG performance. To maximize the environmental benefits of our LNG, we believe it is important to develop future climate goals and strategies based on an accurate and holistic assessment of the emissions profile of our LNG, accounting for all steps in the supply chain.

Industry Leadership: Science and Transparency

Cheniere is taking real action to better understand climate risk, working with experts from world-renowned institutions to help shape our climate programs and strategies in order to maximize the climate benefits of our LNG for our global customers, and to further reinforce the resilience and competitiveness of our business over the long-term. Cheniere’s efforts and programs, built upon our Climate & Sustainability Principles, are focused on data-driven science and transparency to understand and quantify the GHG emissions associated with our LNG supply chain. Examples include:

•

Life Cycle Assessment (“LCA”): We sponsored a first-of-its-kind supplier-specific life cycle assessment in a peer-reviewed scientific journal (co-authored by individuals from University of Texas at Austin, Queen Mary University of London, and Duke University)

•

QMRV: We formed a collaboration with multiple natural gas suppliers to develop a robust quantification, monitoring, reporting, and verification (“QMRV”) program at scale (supported by researchers from the Payne Institute for Public Policy at the Colorado School of Mines, and Harrisburg University of Science and Technology)

•	LNG Shipping Study: We supported a first-of-its-kind study to directly measure GHG emissions on an operating LNG vessel

Increasing transparency on emissions data across our value chain is another core element of our climate strategy. We believe this transparency provides critical decision-useful information to enable Cheniere and our value chain partners, from upstream producers, midstream infrastructure providers, LNG ship owners and downstream LNG consumers, to identify the most effective opportunities to drive continuous improvements in emissions performance.

As an integral part of our climate strategy, beginning in 2022, Cheniere plans to provide our long-term customers with estimated GHG emissions data associated with each cargo we deliver. These cargo emissions tags (“CE Tags”) will measure the cargo-specific emissions date from the wellhead to the delivery point. The CE Tags will be generated using our LCA modeling framework described above.

Reliable, decision-useful information coupled with mutually beneficial collaboration between Cheniere and its stakeholders is expected to improve the climate competitiveness of our LNG and strengthen the resilience of our business over the long-term.

2021 Transitional Risk Analysis

In April 2021, we published a Climate Scenario Analysis report, which analyzed the long-term resilience of Cheniere’s business under multiple long-term climate scenarios, including a trajectory consistent with the goals of the Paris Agreement to limit global warming to well below 2°C compared to pre-industrial levels. The report was informed by the recommendations of the TCFD. Under all scenarios evaluated and subject to the assumptions contained therein, the report concludes that Cheniere is positioned to help meet growing demand for LNG through 2040. The analysis validates our belief in the long-term resiliency of our business, even under a well-below-2°C pathway and a major transformation of the global energy system.

Human Capital Management

The success of our Company is built on our people. We work hard to attract, retain, develop and reward the best team. We are focused on listening to, engaging with and developing our workforce, which supports productivity and innovation.

Highlights include:

•	Competitive benefits package and offerings to support wellness and mental health

•	Anonymous employee engagement surveys and outlets to submit questions and concerns

•	Development and training opportunities for all employees, including access to over 160 online learning courses and funding for employees’ external professional certifications and continuing education

•	Annual performance reviews and regular talent reviews to identify development needs and succession plans

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GOVERNANCE INFORMATION

Diversity, Equity & Inclusion

We are committed to providing a workplace that offers equal opportunities, competitive terms of employment, and high-quality training and development opportunities for all. We continue to invest in our core human capital priorities — attracting, engaging and developing talent, and advancing DEI in our workforce. This helps underpin our current and future success and our ability to generate long-term value.

In 2021, Cheniere significantly enhanced our strategic focus and efforts on DEI. Actions taken included:

•

Increasing diversity on our Board by welcoming two female directors, whose demonstrated expertise in driving improvement in environmental and sustainability performance will further enhance execution on our ESG programs

•	Continued engagement with Historically Black Colleges and Universities (“HBCUs”) and Hispanic-Serving Institutions (“HSIs”) to support a diverse talent pipeline

•	Requiring all hiring managers to complete DEI training before the interview process

•	Continued investment in our employee resource groups that help celebrate the diverse cultures that are represented throughout Cheniere’s workforce

•	Ongoing DEI and Unconscious Bias training for all employees, including executives and senior management

In 2021, diversity, equity and inclusion (“DEI”) continued to be a core focus for Cheniere. We are committed to providing a diverse culture where all employees can thrive and feel welcomed and valued. To create this environment, we are committed to equal employment opportunity and to compliance with all federal, state and local laws that prohibit workplace discrimination, harassment and unlawful retaliation. Both our Code of Business Conduct and Ethics, which includes Cheniere’s TRAINS values of Teamwork, Respect, Accountability, Integrity, Nimble and Safety, and our discrimination and harassment and equal employment opportunity policies demonstrate our commitment to building an inclusive workplace, regardless of race, beliefs, nationality, gender and sexual orientation or any other status protected by our policy.

Health and Safety

Safety is a core value at Cheniere, and we are committed to a safety-first culture in all aspects of our business. Our Cheniere Integrated Management System (CIMS) coordinates the management of all our core business functions to enable excellence in safety, health, and environmental performance, as well as operational reliability. We also facilitate this commitment through the following:

•	Commitment to a robust safety culture, including asset location and office Safety Committees chaired by employees

•	Safety compliance requirements to pre-qualify, monitor and evaluate suppliers

•	Robust training program to ensure compliance with Cheniere-specific and regulatory safety requirements

•	Governance and assurance programs to assess effectiveness of health and safety programs and drive continuous improvement

•	Processes to document incidents and share lessons learned across the Company

•	Safety target included in the compensation scorecard which is tied to the annual incentive program for all employees

Community Engagement and Development

We believe building strong relationships and supporting the communities in which we live and work contributes to our success. We focus on driving community development through local skills training opportunities, job creation and targeted community investment. This helps support the long-term growth of our local communities, and builds critical relationships that help to facilitate our business success. We implement a comprehensive approach to community engagement to build respectful, collaborative relationships and respond proactively to our communities’ needs and concerns. Our vice president of state and local government and community affairs provides executive oversight and leadership on our stakeholder engagement, community investments, corporate giving and volunteer efforts. This team provides regular updates to the CEO and members of senior management, as well as to the Board at least annually.

We partner with our communities throughout a project’s lifecycle, beginning at the early stages of planning. In addition to supporting a local workforce and supplier base, Cheniere supports economic development in our communities through strategic

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community investments, corporate giving and volunteering. During a project’s planning phase, we assess community-focused environmental and social impacts of our operations, including impacts to minority and economically disadvantaged populations and other relevant environmental justice issues. In addition to implementing a targeted stakeholder engagement plan, we log and track community feedback to help ensure we address concerns in a timely and transparent manner.

Oversight and initiatives include:

•	Completion of Social Impact Assessments for Corpus Christi Liquefaction and Sabine Pass Liquefaction sites

•	Development of a tool to distinguish programs which align with Cheniere’s Diversity, Equity & Inclusion community goals

•

The Cheniere Foundation, Employee Giving Fund and direct company contributions, including $100,000 in hurricane relief to Pathway to Small Business Recovery Fund, which supports minority and women-owned businesses in southwest Louisiana, and a $100,000 grant to the City of Corpus Christi to address gaps in the homelessness case management process

•	A robust stakeholder engagement plan whereby our site leadership engages with their community counterparts on a regular basis

•	Annual environmental donations for marine habitats, coastal restoration, and air quality

•	Portfolio of mentorship, apprenticeship, and educational programs to help create jobs and provide local residents with skills to enter the workforce

Global community direct giving $4.6 million	Provided over 8,000 volunteer hours	Launched Thurgood Marshall College Fund Scholarships for HBCUs $500k	COVID-19 Aid with Oxygen Generation Plant in Southwest India

COVID-19 Response

Cheniere’s continued response to COVID-19 prioritizes the health and safety of our workforce while maintaining safe operations and business continuity. Our Crisis Management Support Team (“CMST”), a cross-functional leadership team of executives from across Cheniere, leads our crisis and risk management efforts. Key features of our on-going response include:

•	A protective and adaptive pandemic response strategy based on local and regional pandemic conditions

•	Coordination with regional medical resources, business associations, and public health agencies

•	Comprehensive screening and testing program for all critical operations staff and others as required

•	Self-assessment and pre-screening protocols for all employees, contractors, and visitors

•	Personal Protective Equipment (“PPE”) use and social distancing when and where appropriate and as conditions warrant

•	Enhanced cleaning and disinfecting

•	Case management, contact tracing and return to work assessments

•	Remote working and virtual meetings when appropriate

•	Resources for employees seeking vaccinations

•	Resources for employees requiring other support including wellness, mental health, and family services

•	Maintained COVID-19 protocols through severe weather events including winter freeze and hurricanes

Political Engagement

We are committed to high ethical standards, as codified in Cheniere’s Code of Business Conduct and Ethics. We expect employees to uphold the highest standards of ethical behavior and conduct all political advocacy activities in compliance with applicable state and federal laws as well as our policies. We comply with regulatory standards associated with registration and reporting of our lobbying activities, which are limited to the U.S. only.

•	Our lobbying activity is publicly available in the Federal Lobbying Database, as well as in the Texas and Louisiana state databases

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GOVERNANCE INFORMATION

•	Cheniere’s memberships in 501(c)(4) and 501(c)(6) organizations can be found at www.cheniere.com/resources/memberships-trade-associations

Human Rights and Labor Standards

We respect the human rights of all people, including our personnel and individuals based in the communities in which we operate. In addition, we strive to work with suppliers, contractors and vendors who promote, embrace, and comply with similar values:

•

Our Supplier Code of Conduct affirms that we respect human rights worldwide and that we strive to work with suppliers who engage in efforts to promote similar human rights-related standards, including those related to fair wages, anti-discrimination, and other ethical labor practices.

•	We compel our suppliers to review, understand and agree to abide by our Supplier Code of Conduct to ensure compliance with our standards.

MEETINGS AND COMMITTEES OF THE BOARD

Our operations are managed under the broad supervision and direction of the Board, which has the ultimate responsibility for the oversight of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to authority delegated by the Board, certain Board functions are discharged by the Board’s standing Audit, Governance and Nominating and Compensation Committees. Members of the Audit, Governance and Nominating and Compensation Committees for a given year are selected by the Board following the annual shareholders’ meeting. During the fiscal year ended December 31, 2021, our Board held eight meetings. Each incumbent member of the Board attended or participated in at least 75% of the aggregate number of: (i) Board meetings; and (ii) committee meetings held by each committee of the Board on which the director served during the period for which each director served, with the exception of Mr. Peak who was not a member of the Board in 2021. Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend such meetings. At the 2021 Annual Meeting of Shareholders, which was held solely as a virtual meeting, all of the 10 members of the Board then serving were present.

Committee Membership as of April 8, 2022:

AUDIT COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE	COMPENSATION COMMITTEE

Donald F. Robillard, Jr.*	G. Andrea Botta*	Neal A. Shear*

Vicky A. Bailey	Vicky A. Bailey	Patricia K. Collawn

Patricia K. Collawn	Lorraine Mitchelmore	David B. Kilpatrick

David B. Kilpatrick	Donald F. Robillard, Jr.

Lorraine Mitchelmore	Neal A. Shear

Andrew J. Teno

*	Chair of Committee

AUDIT COMMITTEE

Each member of the Audit Committee has been determined by the Board to be “independent” as defined by the NYSE American listing standards and by the SEC, and the Board determined that Ms. Collawn and each of Messrs. Robillard and Teno is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held seven meetings during the fiscal year ended December 31, 2021.

The Audit Committee has a written charter, which is available on our website at www.cheniere.com. The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board in overseeing:

•	the integrity of the Company’s financial statements;

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•	the qualifications, independence and performance of our independent auditor;

•	our internal audit function and systems of internal controls over financial reporting and disclosure controls and procedures; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee maintains a channel of communication among the independent auditor, principal financial and accounting officers, VP-internal audit, compliance officer and the Board concerning our financial and compliance position and affairs. The Audit Committee has and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities and has sole authority to select and retain the independent auditor and authority to engage and determine funding for independent legal, accounting or other advisers. The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

GOVERNANCE AND NOMINATING COMMITTEE

Each member of the Governance and Nominating Committee has been determined by the Board to be “independent” as defined by the NYSE American listing standards and by the SEC. The Governance and Nominating Committee held seven meetings during the fiscal year ended December 31, 2021.

The Governance and Nominating Committee has a written charter, which is available on our website at www.cheniere.com. The Governance and Nominating Committee is appointed by the Board to develop and maintain the Company’s corporate governance policies. The Governance and Nominating Committee also oversees our Director Nomination Policy and Procedures. The Governance and Nominating Committee has the following duties and responsibilities, among others:

•	develop a process, subject to approval by the Board, for an annual evaluation of the Board and its committees and oversee this evaluation;

•

identify, recruit and evaluate individuals qualified to serve on the Board in accordance with the Company’s Director Nomination Policy and Procedures and recommend to the Board such director nominees to be considered for election at the Company’s annual meeting of shareholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board;

•

recommend to the Board action to be taken with respect to (i) any offer of resignation from a director who did not receive a majority of votes cast at his or her election, or (ii) any waiver from the director retirement policy;

•	identify, at least annually, members of the Board to serve on each Board committee and as chairman of each Board committee and recommend each such member and chairman to the Board for approval;

•	assist the Board in evaluating and determining director independence under applicable laws, rules and regulations, including the rules and regulations of the NYSE American;

•	develop and maintain policies and procedures with respect to the evaluation of the performance of the CEO;

•	review periodically the size of the Board and the structure, composition and responsibilities of the committees of the Board to enhance continued effectiveness;

•

review, at least annually, director compensation for service on the Board and Board committees, including Non-Executive Chairman compensation and committee chairmen compensation, and recommend any changes to the Board;

•	review, at least annually, the Company’s policies and practices relating to corporate governance and, when necessary or appropriate, recommend any proposed changes to the Board for approval;

•

provide oversight of a process by each committee of the Board to review, at least annually, the applicable charter of such committee and, when necessary or appropriate, recommend changes in such charters to the Board for approval;

•

along with the independent directors of the Board, develop and maintain policies and principles with respect to the search for and evaluation of potential successors to the CEO, and maintain a succession plan in accordance with such policies;

•	develop and oversee continuing education programs for directors;

•	review emerging corporate governance issues and practices;

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GOVERNANCE INFORMATION

•	review with management and provide oversight of the current and emerging environmental, sustainability and social responsibility issues impacting the Company;

•	review, at least annually, the Company’s climate change and sustainability policies and strategies; and

•	review with management and provide oversight of the Company’s strategies, activities and initiatives related to diversity, equity and inclusion.

COMPENSATION COMMITTEE

Each member of the Compensation Committee has been determined by the Board to be “independent” as defined by the NYSE American listing standards and by the SEC. The Compensation Committee held six meetings during the fiscal year ended December 31, 2021.

The Compensation Committee has a written charter, which is available on our website at www.cheniere.com. The Compensation Committee is appointed by the Board to review and approve the compensation policies, practices and plans of the Company. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, members of management and the independent compensation consultant, determines the agenda and dates of Compensation Committee meetings.

The Compensation Committee’s charter is reviewed annually. Changes to the charter must be approved by the Board on the recommendation of the Compensation Committee. The charter provides that the Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant, independent legal counsel or other adviser engaged to assist in the evaluation of compensation of directors and executive officers of the Company, including the sole authority to approve such adviser’s fees and other retention terms. Pursuant to the charter, the Compensation Committee has the following duties and responsibilities, among others:

•

review and recommend to the Board for approval on an annual basis the compensation of the CEO and other executive officers of the Company, including salary, bonus and equity compensation, based on the Committee’s evaluations;

•	review and approve corporate goals and objectives, after consultation with the Board and management, for the CEO and other executive officers for the defined performance period;

•

in determining the long-term incentive component of the CEO’s compensation, the Committee is to consider criteria including the Company’s performance and relative stockholder return, the value of similar incentive awards granted to CEOs at peer companies, and the long-term incentive awards granted to the CEO in past years;

•	review and determine whether established goals and objectives of any performance-based compensation for the CEO and other executive officers have been met for the completed performance period;

•	report to the Board on the performance of the CEO and other executive officers in light of the established corporate goals and objectives for the performance period;

•	assess the ongoing competitiveness of the total executive compensation package;

•	review and approve budgets and guidelines for performance-based compensation;

•	review existing cash-based and equity-based compensation plans;

•

review and recommend to the Board for approval all new cash-based and equity-based compensation plans and all material modifications to existing compensation plans, provided that any equity-based inducement plans shall be approved by the Compensation Committee;

•

review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend to the Board that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K, as required by the rules and regulations of the SEC;

•

approve the Compensation Committee Report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K, as required by the rules and regulations of the SEC;

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•

review and recommend to the Board for approval the frequency with which the Company will conduct advisory say-on-pay votes, taking into account the results of the most recent shareholder advisory vote on frequency of say-on-pay votes required by the rules and regulations of the SEC, and review and approve the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Company’s proxy statement;

•

review and recommend to the Board for approval any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•

review and recommend to the Board for approval new hire and promotion compensation arrangements for executive officers, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	administer the Company’s stock plans;

•

grant awards under the stock plans or delegate that responsibility to the Equity Grant Committee, a committee of the Board or, subject to Delaware General Corporation Law, officers of the Company, provided that any awards granted under an equity-based inducement plan shall be approved by the Compensation Committee;

•	conduct and review an annual Committee performance evaluation; and

•

review the Company’s executive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss, at least annually, the relationship between risk management policies and practices and executive compensation and evaluate executive compensation policies and practices that may mitigate any such risk.

REVIEW OF COMPENSATION RISK

The Compensation Committee considered the risks associated with our compensation policies and practices in 2021. The Compensation Committee concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company and did not encourage our employees, including our executive officers, to take excessive risks in order to receive larger awards. As part of this analysis, the Compensation Committee considered the individual components of our executive officers’ compensation, the performance measures required to be achieved to earn cash bonus and equity awards and the vesting schedule of the equity awards. In concluding that our incentive plans do not promote excessive risk, the Compensation Committee considered the following factors, among others:

•

A significant portion of our executive officers’ compensation is tied to developmental, operating and corporate performance goals, and the achievement of the performance goals is conducted in accordance with the Company’s risk framework approved by the Board.

•

A significant portion of our executive officers’ compensation is provided in equity and is tied to the stock value of the Company, and our executive officer stock ownership guidelines subject our executive officers to minimum share ownership and retention requirements, further aligning their interests with those of our shareholders.

•	Our compensation program design provides a mix of annual and longer-term incentives and performance measures.

•	Our compensation mix is not overly weighted toward annual incentives.

•

We do not maintain excessively leveraged payout curves for incentive compensation opportunities, nor do we maintain steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•	We currently do not grant stock options.

•	The Compensation Committee has discretion over incentive award payouts, and compliance and ethical behavior are integral factors considered in all performance assessments.

•

The Company’s Policy on Insider Trading and Compliance prohibits executive officers, directors and employees from hedging and effecting short sales of the Company’s stock and prohibits pledging of the Company’s stock.

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GOVERNANCE INFORMATION

CODE OF BUSINESS CONDUCT AND ETHICS AND CORPORATE GOVERNANCE GUIDELINES

Our Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website at www.cheniere.com.

Our Corporate Governance Guidelines set out the material corporate practices that the Board has implemented which serve the best interests of the Company and its shareholders. Our Corporate Governance Guidelines are available on the Company’s website at www.cheniere.com.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Upon joining the Board, as part of our onboarding process, new directors participate in a director orientation program that introduces them to the Company, which includes a review of background materials and meetings with management. This orientation enables new directors to become familiar with our business and strategic plans, significant financial matters, core values, including our Code of Business Conduct and Ethics, compliance programs and corporate governance practices, and other key policies and practices, including workplace safety, risk management, investor relations and sustainability efforts.

Continuing education opportunities are provided to keep directors updated with information about our industry, corporate governance developments and critical strategic issues facing the Company, and other matters relevant to Board service. To enhance the Board’s understanding of some of the unique issues facing our business, directors are invited to visit our operating locations, tour our facilities and directly interact with the personnel responsible for our day-to-day operations. Directors also participate in the National Association of Corporate Directors (NACD), of which the Company is a member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consisted of Messrs. Brandolini, Kilpatrick, Langham and Shear from January 1, 2021 through July 1, 2021, and from July 1, 2021 through the end of 2021, consisted of Ms. Collawn and Messrs. Kilpatrick, Langham and Shear. No member of the Compensation Committee was an employee or officer of the Company in 2021. During 2021, none of our executive officers served as a member of the compensation committee of any other company that had an executive officer who served as a member of our Board. During 2021, none of our executive officers served as a member of the board of directors of any other company that had an executive officer who served as a member of our Compensation Committee. Mr. Shear served as the Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016.

DIRECTOR COMPENSATION

Our Corporate Governance Guidelines provide for compensation for our directors’ services, in recognition of their time and skills. Directors who are also our officers or employees do not receive additional compensation for serving on the Board.

Maintaining a market-based compensation program for our directors enables the Company to attract qualified members to serve on the Board. The Governance and Nominating Committee, with the assistance of our independent compensation consultant, periodically reviews our director compensation levels and practices and compares them to that of comparable companies to ensure they are aligned with market practices. Specifically, comparisons are made to the companies included in our peer group used for benchmarking the compensation of our executive officers, which is discussed under “Peer Group” below. Based on the results of such competitive reviews, the Governance and Nominating Committee may recommend changes to our director compensation program to the Board for approval.

30	CHENIERE

DIRECTOR COMPENSATION

The Board did not increase annual director compensation in 2021. Mr. Fusco did not receive any compensation for his service as a director. Directors may elect to receive the annual compensation either (i) 100% in restricted stock or (ii) $100,000 in cash and $195,000 in restricted stock. Additional compensation is paid for Board leadership positions, to recognize the additional time required to perform the responsibilities associated with these positions. These additional fees are as follows, which may be received either (i) 100% in restricted stock or (ii) 50% in cash and 50% in restricted stock: $30,000 for the Chair of the Audit Committee; $20,000 for the Chair of the Compensation Committee; $10,000 for the Chair of the Governance and Nominating Committee; and $185,000 for the Non-Executive Chairman. Cash payments are made quarterly. The directors’ restricted stock equity retainer of $195,000 and 50% of all Chair fees awarded in 2021 vest on the earlier of: (i) the day immediately prior to the date of the Company’s regular annual meeting of shareholders in the calendar year following the calendar year in which the date of the grant occurs; and (ii) the first anniversary of the date of grant. If a director elects to receive their $100,000 non-equity retainer and 50% cash portion of their committee chair fees (collectively, the “remaining compensation”) in restricted stock in lieu of cash, such restricted stock vests quarterly. Should a director resign, their remaining pro-rated compensation is paid in cash upon such resignation as if a 100% cash election had been made for their remaining compensation. Notwithstanding the foregoing, if a director resigns (i) upon the request of the Board, including as a result of Board refreshment or retirement initiatives, or (ii) in the case of a director designated to serve on the Board on behalf of a Company shareholder, upon the removal or replacement by, or upon the request of, such shareholder, and in each case where the director has not engaged in action that would result in removal for Cause (as defined in the director’s grant agreement), such director would receive a pro-rata amount of the restricted stock portion of their annual compensation based on the number of days of service relative to the applicable vesting period. Additionally, pursuant to a Director Deferred Compensation Plan approved in February 2022, non-employee directors may elect to defer receipt of 100% of their annual equity-based director compensation in a given director year (from annual meeting to annual meeting) into the form of deferred stock units (“DSUs”), which follow the same vesting schedule as the restricted stock the director would have otherwise received.

The Governance and Nominating Committee continues to evaluate our total director compensation package to ensure competitiveness with market practices, as well as fairness and appropriateness in light of the responsibilities and obligations of our non-employee directors.

The compensation earned by or paid to our non-employee directors for the year ended December 31, 2021 is set forth in the following table:

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2021

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Vicky A. Bailey(2)	$100,000	$195,005	—	—	—	—	$295,005

G. Andrea Botta(3)	$197,500	$292,507	—	—	—	—	$490,007

Nuno Brandolini(4)	$62,877	$295,060	—	—	—	—	$357,937

Patricia K. Collawn(5)	$—	$255,548	—	—	—	—	$255,548

Sean T. Klimczak(6)	$—	$—	—	—	—	—	$—

David B. Kilpatrick(7)	$—	$295,060	—	—	—	—	$295,060

Andrew Langham(8)	$—	$295,060	—	—	—	—	$295,060

Courtney Mather(9)	$23,836	$—	—	—	—	—	$23,836

Lorraine Mitchelmore(10)	$—	$255,548	—	—	—	—	$255,548

Donald A. Robillard, Jr.(11)	$—	$325,118	—	—	—	—	$325,118

Neal A. Shear(12)	$—	$315,071	—	—	—	—	$315,071

Andrew Teno(13)	$75,205	$195,005	—	—	—	—	$270,210

(1)

For Ms. Bailey and Messrs. Botta, Brandolini, Kilpatrick, Langham, Robillard, Shear and Teno, the amounts in this column reflect the grant date fair values (at $82.35 per share on May 13, 2021) of awards granted on May 13, 2021. For Mses. Collawn and Mitchelmore, the amounts in this column reflect the grant date fair values (at $87.01 per share on July 1, 2021) of awards granted on July 1, 2021.

(2)

Ms. Bailey was granted 2,368 shares of restricted stock on May 13, 2021, with a grant date fair value of $195,005. As of December 31, 2021, she had a total of 2,368 shares of restricted stock outstanding.

2022 PROXY STATEMENT	31

GOVERNANCE INFORMATION

(3)

Mr. Botta was granted 3,552 shares of restricted stock on May 13, 2021, with a grant date fair value of $292,507. Mr. Botta receives $185,000 for his service as Non-Executive Chairman of the Board of Directors and $10,000 for his service as Chairman of the Governance and Nominating Committee. As of December 31, 2021, he had a total of 3,552 shares of restricted stock outstanding.

(4)

Mr. Brandolini was granted 3,583 shares of restricted stock on May 13, 2021, with a grant date fair value of $295,060. On July 1, 2021, Mr. Brandolini resigned from the Board. In connection with Mr. Brandolini’s resignation, 325 shares of restricted stock from his award granted on May 13, 2021 accelerated and vested on July 1, 2021, and all of his remaining outstanding shares of restricted stock were forfeited upon his departure from the Board. As of December 31, 2021, he had no shares of restricted stock outstanding.

(5)

Ms. Collawn was granted 2,937 shares of restricted stock on July 1, 2021, with a grant date fair value of $255,548. As of December 31, 2021, she had a total of 2,439 shares of restricted stock outstanding.

(6)

Pursuant to arrangements with Mr. Klimczak and Blackstone, Mr. Klimczak does not receive compensation for his service on the Board. As of December 31, 2021, he had a total of 0 shares of restricted stock outstanding.

(7)

Mr. Kilpatrick was granted 3,583 shares of restricted stock on May 13, 2021, with a grant date fair value of $295,060. As of December 31, 2021, he had a total of 2,976 shares of restricted stock outstanding.

(8)

Mr. Langham was granted 3,583 shares of restricted stock on May 13, 2021, with a grant date fair value of $295,060. As of December 31, 2021, he had a total of 2,976 shares of restricted stock outstanding.

(9)

On February 10, 2021, Mr. Mather resigned from the Board. In connection with his resignation, 3,492 shares of his outstanding restricted stock from his 2020 award accelerated and vested on February 10, 2021, and all of Mr. Mather’s remaining outstanding shares of restricted stock were forfeited upon his departure from the Board. As of December 31, 2021, he had no shares of restricted stock outstanding.

(10)

Ms. Mitchelmore was granted 2,937 shares of restricted stock on July 1, 2021, with a grant date fair value of $255,548. As of December 31, 2021, she had a total of 2,439 shares of restricted stock outstanding.

(11)

Mr. Robillard was granted 3,948 shares of restricted stock on May 13, 2021, with a grant date fair value of $325,118. Mr. Robillard receives $30,000 for his service as Chairman of the Audit Committee, paid in the form of restricted stock. As of December 31, 2021, he had a total of 3,250 shares of restricted stock outstanding.

(12)

Mr. Shear was granted 3,826 shares of restricted stock on May 13, 2021, with a grant date fair value of $315,071. Mr. Shear receives $20,000 for his service as Chairman of the Compensation Committee, paid in the form of restricted stock. As of December 31, 2021, he had a total of 3,158 shares of restricted stock outstanding.

(13)

Mr. Teno was granted 2,368 shares of restricted stock on May 13, 2021, with a grant date fair value of $195,005. As of December 31, 2021, he had a total of 2,368 shares of restricted stock outstanding.

Directors are also reimbursed for their expenses incurred by attending Board, committee and stockholder meetings, including those for travel, meals and lodging. Occasionally, a spouse or other guest may accompany directors on charter flights when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2021 Director Compensation table.

32	CHENIERE

MANAGEMENT

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of each of our executive officers (for purposes of Rule 3b-7 under the Securities Exchange Act of 1934 and this Proxy Statement), as of the Record Date, all of whom serve at the request of the Board:

NAME	AGE	POSITION

Jack A. Fusco	59	Director, President and Chief Executive Officer

Anatol Feygin	53	Executive Vice President and Chief Commercial Officer

Sean N. Markowitz	48	Executive Vice President, Chief Legal Officer and Corporate Secretary

Zach Davis	37	Executive Vice President and Chief Financial Officer

Aaron Stephenson	66	Senior Vice President, Operations

Jack A. Fusco

President and Chief Executive Officer

Mr. Fusco has served as President and Chief Executive Officer since May 2016. Further information regarding Mr. Fusco is provided above under “Director Biographies.”

Anatol Feygin

Executive Vice President and Chief Commercial Officer

Mr. Feygin has served as Executive Vice President and Chief Commercial Officer since September 2016. Mr. Feygin joined Cheniere in March 2014 as Senior Vice President, Strategy and Corporate Development. Mr. Feygin also currently serves as Executive Vice President and Chief Commercial Officer of Cheniere Partners GP, LLC, and previously served as a director and Executive Vice President and Chief Commercial Officer of Cheniere Holdings from September 2016 and August 2017, respectively, to September 2018. Prior to joining Cheniere, Mr. Feygin worked with Loews Corporation from November 2007 to March 2014, most recently as its Vice President, Energy Strategist and Senior Portfolio Manager. Prior to joining Loews, Mr. Feygin spent three years at Bank of America, most recently as Head of Global Commodity Strategy. Mr. Feygin began his banking career at J.P. Morgan Securities Inc. as Senior Analyst, Natural Gas Pipelines and Distributors. Mr. Feygin previously served on the board of directors of Diamond Offshore Drilling, Inc., an offshore drilling provider, from May 2019 to April 2021. Mr. Feygin earned a B.S. in Electrical Engineering from Rutgers University and an M.B.A. in Finance from the Leonard N. Stern School of Business at New York University.

Sean N. Markowitz

Executive Vice President, Chief Legal Officer and Corporate Secretary

Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Corporate Secretary since February 2020, and previously served as General Counsel and Corporate Secretary from September 2016 to February 2020. Mr. Markowitz joined Cheniere in October 2015 as Assistant General Counsel and Corporate Secretary. Mr. Markowitz served as Interim General Counsel and Corporate Secretary from June 2016 to September 2016. Mr. Markowitz has served as Executive Vice President, Chief Legal Officer and Corporate Secretary of Cheniere Partners GP since May 2020 and previously served as General Counsel and Corporate Secretary from December 2016 and December 2015, respectively, to May 2020. Mr. Markowitz also previously served as General Counsel and Corporate Secretary of Cheniere Holdings from November 2016 and December 2015, respectively, to September 2018. Prior to joining Cheniere, Mr. Markowitz served as General Counsel and Corporate Secretary for Sizmek, Inc. (and its predecessor company, Digital Generation, Inc.) from August 2012 to May 2015. Prior to joining Digital Generation, Inc., Mr. Markowitz served as Chief Legal Counsel—Commercial for Alon USA Energy, Inc. from August 2010 to August 2012 (and as Assistant General Counsel from December 2008 to July 2010). From January 2006 to December 2008, Mr. Markowitz served as Counsel—Corporate Acquisitions and Finance for Electronic Data Systems Corporation which was acquired by Hewlett-Packard Company in August 2008. Mr. Markowitz’s earlier career experience includes service with the law firms of Fulbright & Jaworski L.L.P. (now a part of Norton Rose Fulbright), Hughes & Luce L.L.P. (now a part of K&L Gates LLP) and Andrews Kurth LLP (now a part of Hunton Andrews Kurth LLP). Mr. Markowitz earned his J.D., with honors, from The University of Texas School of Law and graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

2022 PROXY STATEMENT	33

MANAGEMENT

Zach Davis

Executive Vice President and Chief Financial Officer

Mr. Davis has served as Executive Vice President and Chief Financial Officer since February 2022, and previously served as Senior Vice President and Chief Financial Officer from August 2020 to February 2022. Mr. Davis also serves as a director and Executive Vice President and Chief Financial Officer of Cheniere Partners GP, and as a director of the Cheniere Foundation. Mr. Davis joined Cheniere in November 2013. He previously served as Senior Vice President, Finance from February 2020 to August 2020 and as Vice President, Finance and Planning from October 2016 to February 2020. Mr. Davis has over 15 years of energy finance experience, focusing on strategic advisory assignments and financings for companies, projects and assets in the LNG, power, renewable energy, midstream and infrastructure sectors. Prior to joining Cheniere, Mr. Davis held energy investment banking and project finance roles at Credit Suisse, Marathon Capital and HSH Nordbank. Mr. Davis received a B.S. in Economics from Duke University.

Aaron Stephenson

Senior Vice President, Operations

Mr. Stephenson has served as Senior Vice President, Operations since November 2019. Mr. Stephenson also serves as a director and Senior Vice President, Operations of Cheniere Partners GP. Mr. Stephenson joined Cheniere in April 2013 as Director, Production, Sabine Pass Operations, leading the effort to prepare for liquefaction operations. In May 2016, he moved into the position of Vice President and General Manager for the Sabine Pass facility. Mr. Stephenson has over 40 years of experience in the energy industry, focusing for the past 17 years on LNG. He has worked in various locations around the world, including Yemen, London, and Peru. Before joining Cheniere, he served as Plant Manager at Peru LNG. His professional experience includes filling the roles of LNG Plant Manager, E&P Manager, Commissioning Manager, Plant Engineering Manager, and Project Engineer. Prior company affiliations include Cities Service Oil Co., Oxy USA, and Hunt Oil Co. Mr. Stephenson has a B.S. in Mechanical Engineering from Lamar University.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Restated Certificate of Incorporation, as amended, and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

We have also entered into an Indemnification Agreement with members of our Board and certain officers of the Company. The Indemnification Agreement provides for indemnification for all expenses and claims that a director or officer incurs as a result of actions taken, or not taken, on behalf of the Company while serving as a director, officer, employee, controlling person, selling shareholder, agent or fiduciary (the “Indemnitee”) of the Company, or any subsidiary of the Company, with such indemnification to be paid within 25 days after written demand. The Indemnification Agreement provides that no indemnification will generally be provided: (1) for claims brought by the Indemnitee, except for a claim of indemnity under the Indemnification Agreement, if the Company approves the bringing of such claim, or as otherwise required under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), regardless of whether the Indemnitee ultimately is determined to be entitled to indemnification; (2) for claims under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) if the Indemnitee did not act in good faith or in a manner reasonably believed by the Indemnitee to be in or not opposed to the best interests of the Company; (4) if the Indemnitee had reasonable cause to believe that his or her conduct was unlawful in a criminal proceeding; or (5) if the Indemnitee is adjudged liable to the Company, unless the court in which such action is brought permits indemnification in accordance with the DGCL. Indemnification will be provided to the extent permitted by law, the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, and to a greater extent if, by law, the scope of coverage is expanded after the date of the Indemnification Agreement. In all events, the scope of coverage will not be less than what is in existence on the date of the Indemnification Agreement.

34	CHENIERE

EQUITY COMPENSATION

PLAN INFORMATION

The following table provides information about our compensation plans as of December 31, 2021. The equity compensation plans approved by our shareholders consist of the Cheniere Energy, Inc. 2011 Incentive Plan, as amended (the “2011 Plan”) and the Cheniere Energy, Inc. 2020 Incentive Plan (the “2020 Plan” and together with the 2011 Plan, the “Plans”).

PLAN CATEGORY	(a) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(b) WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(c) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN (a))

Equity compensation plans approved by security holders	5,060,408	(1)	—	5,840,545	(2)

Equity compensation plans not approved by security holders	—		—	—

Total	5,060,408		—	5,840,545

(1)

The number in this column represents the number of shares issuable under outstanding Restricted Stock Unit awards (“RSUs”) and Performance Stock Unit awards (“PSUs”) based on the maximum award level. For more information regarding these awards, please see “LTI Program” on page 47 of this Proxy Statement. The weighted-average exercise price of outstanding options, warrants and rights does not take these awards into account.

(2)

In 2011, the Company established the 2011 Plan, which was amended and restated in April 2017. In May 2020, the Company established the 2020 Plan. The Plans are broad-based incentive plans which allow for the issuance of stock options, stock appreciation rights and awards of bonus stock, phantom stock, restricted stock, restricted stock units and performance awards and other stock-based awards to employees, consultants and non-employee directors. The following awards have been granted under the 2011 Plan and remain outstanding as of December 31, 2021: 1,161,259 shares underlying RSUs and 1,418,844 shares underlying PSUs based on the maximum award level. The following awards have been granted under the 2020 Plan and remain outstanding as of December 31, 2021: 1,726,419 shares underlying RSUs, 728,360 shares underlying PSUs based on the maximum award level, and 25,526 shares of restricted stock. The term of any award under the Plans may not exceed a period of ten years.

Vesting of restricted stock under the Plans depends on whether the restricted stock was granted as a retention award or annual director equity award. Vesting of retention awards typically occurs in equal annual installments over a two-year period or three-year period on each anniversary of the grant date. The outstanding annual director equity retainer awards and 50% of all Chair fees vest on the earlier of: (i) the day immediately prior to the date of the Company’s next annual meeting of shareholders after the date of grant and (ii) the first anniversary of the date of grant. If a director elects to receive their remaining compensation in restricted stock in lieu of cash, such stock vests quarterly.

RSUs under the Plans generally vest in equal annual installments over a three-year period on each anniversary of the grant date or cliff vest upon the third anniversary of the grant date.

PSUs under the Plans cliff vest upon the third anniversary of the grant date, subject to the satisfaction of performance conditions.

2022 PROXY STATEMENT	35

SECURITY OWNERSHIP

As of the Record Date, there were 254,385,409 shares of common stock outstanding. The information provided below summarizes the beneficial ownership of directors, nominees for director, named executive officers set forth in the “Summary Compensation Table,” and all of our current directors and executive officers as a group, as well as owners of more than 5% of our outstanding common stock. “Beneficial Ownership” generally includes those shares of Company common stock that a person has the power to vote, sell or acquire within 60 days. It includes shares of Company common stock that are held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to shares of common stock of the Company owned of record and beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. As of the Record Date, the current directors and executive officers of the Company beneficially owned an aggregate of 1,359,348 shares of common stock (less than 1% of the outstanding shares entitled to vote at the time).

The table also presents the ownership of common units of Cheniere Partners owned of record or beneficially as of the Record Date by each director, nominee for director and named executive officer set forth in the “Summary Compensation Table” and by all current directors and executive officers of the Company as a group. The Company owns 100% of the general partner interest and 48.6% of the limited partner interest in Cheniere Partners. As of the Record Date, there were 484,027,123 common units and 9,877,801 general partner units of Cheniere Partners outstanding.

	CHENIERE ENERGY, INC.			CHENIERE ENERGY PARTNERS, L.P.
NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Jack A. Fusco	724,062	(1)	*	—	—

Vicky A. Bailey	35,503		*	—	—

G. Andrea Botta	46,066		*	—	—

Patricia K. Collawn	2,937		*	—	—

David B. Kilpatrick	82,383	(2)	*	—	—

Lorraine Mitchelmore	3,237		*	—	—

Scott Peak	0	(3)	*	—	—

Donald F. Robillard, Jr.	41,849		*	—	—

Neal A. Shear	36,476		*	—	—

Andrew Teno	3,096		*	—	—

Anatol Feygin	202,547	(4)	*	—	—

Sean N. Markowitz	79,209	(5)	*	—	—

Zach Davis	74,399	(6)	*	—	—

Aaron Stephenson	27,584	(7)	*	—	—

All current directors and executive officers as a group (14 persons)	1,359,348		*	—	—

*	Less than 1%

(1)	Does not include 149,522 unvested RSUs awarded to Mr. Fusco.

(2)	Includes 68,862 shares held by trust.

(3)

Mr. Peak is an employee of Brookfield Infrastructure and does not receive compensation or grants of restricted stock for his service on the Board. Mr. Peak did not own any shares of the Company as of April 5, 2022, the date he joined the Board.

(4)	Does not include 37,901 unvested RSUs awarded to Mr. Feygin.

(5)	Does not include 37,329 unvested RSUs awarded to Mr. Markowitz.

(6)	Does not include 72,151 unvested RSUs awarded to Mr. Davis.

(7)	Does not include 32,528 unvested RSUs awarded to Mr. Stephenson.

36	CHENIERE

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

OWNERS OF MORE THAN FIVE PERCENT OF OUTSTANDING STOCK

The following table shows the beneficial owners known by us to own more than five percent of our voting stock as of the Record Date.

	COMMON STOCK

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	21,107,371	(1)	8.30%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	17,414,232	(2)	6.85%

(1)

Information is based on a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group. The Vanguard Group has shared voting power over 324,247 shares of common stock, sole dispositive power over 20,511,206 shares of common stock and shared dispositive power over 596,165 shares of common stock.

(2)

Information is based on a Schedule 13G/A filed with the SEC on February 1, 2022 by BlackRock, Inc. BlackRock, Inc. has sole voting power over 14,973,061 shares of common stock and sole dispositive power over 17,414,232 shares of common stock.

All information provided in the “Owners of More than Five Percent of Outstanding Stock” table with respect to the above entities is based solely on information set forth in their respective Schedule 13D/A, Schedule 13G/A and Schedule 13G filings with the SEC, as applicable. This information may not be accurate or complete, and Cheniere takes no responsibility therefor and makes no representation as to its accuracy or completeness.

2022 PROXY STATEMENT	37

COMPENSATION

DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation of our Named Executive Officers (“NEOs”), including factors considered in making compensation decisions. Our NEOs for fiscal year 2021 were the following individuals:

JACK A. FUSCO DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER	ANATOL FEYGIN EXECUTIVE VICE PRESIDENT AND CHIEF COMMERCIAL OFFICER	SEAN N. MARKOWITZ EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND CORPORATE SECRETARY	ZACH DAVIS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	AARON STEPHENSON SENIOR VICE PRESIDENT, OPERATIONS

This CD&A is organized as follows:

1	Executive Summary	PAGE 38

2	Executive Compensation Philosophy & Objectives	PAGE 42

3	Components of Our Executive Compensation Program	PAGE 43

4	Executive Compensation Process	PAGE 53

5	Other Considerations	PAGE 56

6	Compensation Committee Report	PAGE 57

7	Compensation Tables	PAGE 58

EXECUTIVE SUMMARY

ABOUT OUR BUSINESS

Cheniere Energy, Inc. (“Cheniere”) is a Houston-based energy infrastructure company primarily engaged in LNG-related businesses, and the leading producer and exporter of LNG in the United States. We provide clean, secure and affordable LNG to integrated energy companies, utilities and energy trading companies around the world. Our primary business strategy is to be a full service LNG provider to worldwide end-use customers, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery.

We own and operate the Sabine Pass LNG terminal in Louisiana, one of the largest LNG production facilities in the world, which has natural gas liquefaction facilities consisting of six operational Trains, with Train 6 having achieved substantial completion on February 4, 2022, for a total production capacity of approximately 30 mtpa of LNG (the “SPL Project”). We also own the Corpus Christi LNG terminal near Corpus Christi, Texas, which has natural gas liquefaction facilities consisting of three operational Trains for a total production capacity of approximately 15 mtpa of LNG (the “CCL Project”).

We are also developing an expansion of the Corpus Christi LNG terminal adjacent to the CCL Project (“Corpus Christi Stage 3”) for up to seven midscale Trains with an expected total production capacity of over 10 mtpa of LNG. We received approval from FERC in

38	CHENIERE

EXECUTIVE SUMMARY

November 2019 to site, construct and operate the expansion project. In March 2021, we entered into a lump sum, turnkey, engineering, procurement and construction (“EPC”) contract with Bechtel for Corpus Christi Stage 3 and released Bechtel to commencing early engineering, procurement and other site work under a limited notice to proceed (“LNTP”). A final investment decision for Corpus Christi Stage 3 is subject to, among other things, securing the necessary financing arrangements. We are also pursuing liquefaction expansion opportunities and other projects along the LNG value chain.

Liquefaction Projects Underpinned with Long-Term Contracts

We have contracted approximately 95% of the total production capacity from the SPL Project and the CCL Project (collectively, the “Liquefaction Projects”), including those contracts executed to support Corpus Christi Stage 3. Substantially all of our contracted capacity is from contracts with terms exceeding 10 years. Excluding contracts with terms less than 10 years, our SPAs and IPM agreements had approximately 17 years of weighted average remaining life as of December 31, 2021.

Under the SPAs, the customers will purchase LNG for a price consisting of a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee per MMBtu of LNG. In certain circumstances, the customers may elect to cancel or suspend deliveries of LNG cargoes, in which case the customers would still be required to pay the fixed fee with respect to the contracted volumes that are not delivered as a result of such cancellation or suspension.

For the volumes not contracted by our project level subsidiaries under long-term SPAs, we have an integrated marketing function that has access to the excess LNG available from the Liquefaction Projects, and has, and continues to develop, a portfolio of long-, medium- and short-term SPAs. Our management team creates value for our shareholders through diligent development (including commercialization), construction and operation of these facilities, the achievement of ambitious key milestones and disciplined capital allocation. The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company considers progress against these goals when it designs Cheniere’s executive compensation program for our NEOs.

2021 PERFORMANCE AND DEVELOPMENTS

2021 was a record-setting year for Cheniere. We once again achieved significant milestones throughout the organization, including financially, operationally and commercially:

EXCEEDED GUIDANCE & ACHIEVED MEANINGFUL CASH-FLOW INFLECTION POINT Exceeded high end of initial Full Year 2021 Guidance Record Revenues of ~$15.9 billion

ANNOUNCED LONG-TERM COMPREHENSIVE CAPITAL ALLOCATION PLAN

Strengthen balance sheet in support of achieving investment grade metrics

Repaid $1.2 billion of indebtedness

Fund financially disciplined growth Stage 3 FID expected in 2022

Return capital to shareholders

Initiated quarterly dividend in 3Q’21 and reset $1 billion, 3-year share repurchase program in 4Q’21

ACHIEVED SEAMLESS LNG OPERATIONS & RECORD PRODUCTION, BEST IN CLASS SAFETY ACHIEVEMENT

Achieved record production of >2,000 tbtu and 566 cargoes exported

Effectively managed operations through sustained pricing-related LNG and U.S. natural gas market volatility as well as unprecedented and extreme weather events at both sites

~40% reduction in Total Reportable Incident Rate (TRIR)

WORLD-CLASS EXECUTION ON CONSTRUCTION PROGRAM

Corpus Christi Train 3 substantial completion March 2021

Sabine Pass Train 6 first LNG December 2021 and substantial completion timing accelerated by over a year to February 2022

*

For a definition of Consolidated Adjusted EBITDA and Distributable Cash Flow and a reconciliation of these non-GAAP measures to net income (loss), the most directly comparable GAAP financial measure, please see Appendix C.

2022 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

Operational

•	As of February 18, 2022, over 2,000 cumulative LNG cargoes totaling approximately 140 million tonnes of LNG have been produced, loaded and exported from the Liquefaction Projects.

•	On February 4, 2022, substantial completion of Train 6 of the SPL Project was achieved.

•	On March 26, 2021, substantial completion of Train 3 of the CCL Project was achieved.

•	For full year 2021, approximately 16.4 million hours of labor were completed with a Total Recordable Incident Rate (employees and contractors combined) of 0.10.

Financial

•	For full year 2021, we generated:

•	Consolidated Adjusted EBITDA of $4.9 billion, an increase of 23% over full year 2020, exceeding the midpoint of initial full year 2021 guidance by approximately $800 million, or 20%.

•

Distributable Cash Flow of approximately $2.0 billion, an increase of approximately 50% over full year 2020, exceeding the midpoint of initial full year 2021 guidance by approximately $700 million, or 50%.

•	Net Loss of $2.3 billion (includes non-cash derivative losses).

•

In September 2021, the Board approved a long-term capital allocation plan which includes (i) the repurchase, repayment or retirement of approximately $1.0 billion of existing indebtedness of the Company each year through 2024 with the intent of achieving consolidated investment grade credit metrics, (ii) initiation of a quarterly dividend for third quarter 2021 at $0.33 per share and (iii) the authorization of an increase in the share repurchase program to $1.0 billion, inclusive of any amounts remaining under the previous authorization as of September 30, 2021, for a three-year term effective October 1, 2021.

•

During 2021, we repaid $1.2 billion of indebtedness and raised over $5 billion in aggregate financings across the Cheniere complex, strengthening our balance sheet and executing on our capital allocation plan. Key transactions include:

•	In December 2021, we issued a notice of redemption for all $625 million aggregate principal amount outstanding of our 4.25% Convertible Senior Notes due 2045, which were redeemed on January 5, 2022.

•

In December 2021, SPL issued an aggregate principal amount of $482 million of Senior Secured Notes due 2037 on a private placement basis. The net proceeds were used to redeem a portion of SPL’s 6.25% Senior Secured Notes due 2022 (the “2022 SPL Senior Notes”). The remaining balance of the 2022 SPL Senior Notes were redeemed with cash on hand, including proceeds from CQP’s 3.25% Senior Notes due 2032 (the “CQP 2032 Notes”) issued in September 2021.

•

In October 2021, we amended and restated our $1.25 billion Cheniere Revolving Credit Facility to, among other things, (1) extend the maturity through October 2026, (2) reduce the interest rate and commitment fees, which can be further reduced based on our credit ratings and may be positively or negatively adjusted up to five basis points on the interest rate and up to one basis point on the commitment fees based on the achievement of defined ESG milestones and (3) make certain other changes to the terms and conditions of the existing revolving credit facility.

•

In September 2021, CQP issued an aggregate principal amount of $1.2 billion of its CQP 2032 Notes. The net proceeds were used to redeem a portion of the outstanding $1.1 billion aggregate principal amount of CQP’s 5.625% Senior Notes due 2026 (the “2026 CQP Senior Notes”) in September 2021 pursuant to a tender offer. In October 2021, the remaining net proceeds were used to redeem the remaining outstanding principal amount of the 2026 CQP Senior Notes and, together with cash on hand, redeem $318 million of the 2022 SPL Senior Notes.

•

In August 2021, CCH issued an aggregate principal amount of $750 million of fully amortizing 2.742% Senior Secured Notes due 2039. The net proceeds were used to prepay a portion of the principal amount outstanding under CCH’s amended and restated term loan credit facility.

•

In March 2021, CQP issued an aggregate principal amount of approximately $1.5 billion of 4.000% Senior Notes due 2031. The net proceeds, along with cash on hand, were used to redeem the 5.250% Senior Notes due 2025.

•	During 2021, in line with the shareholder return priorities announced as part of our capital allocation plan in September 2021, we:

•	Repurchased approximately 0.1 million shares for approximately $9 million, starting in July 2021.

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EXECUTIVE SUMMARY

•	Declared an inaugural quarterly dividend of $0.33 per share for the third quarter 2021, which was paid on November 17, 2021.

Environmental, Social and Governance

•

In October 2021, we announced a partnership with the Thurgood Marshall College Fund to provide $500,000 in scholarships and additional networking opportunities to students enrolled in historically black colleges and universities in the communities where we live and work, including: Howard University, Prairie View A&M University, Southern University and Texas Southern University.

•	In November 2021, DEI oversight was added to the charter of the Governance and Nominating Committee.

•

In October 2021, we amended and restated our $1.25 billion revolving credit facility with 23 financial institutions, incorporating certain terms and conditions, including interest rate, tied to defined ESG milestones.

•	In August 2021, we announced the publication of our peer-reviewed LCA, published in the American Chemical Society Sustainable Chemistry & Engineering Journal.

•

In July 2021, the Board appointed two new members, Patricia K. Collawn and Lorraine Mitchelmore, following the departure of Nuno Brandolini, who had served as a member of the Board since 2000, further evidencing the Board’s commitment to continued refreshment of its members.

•	In June 2021, we published Built for the Challenge, our second corporate responsibility report.

•

In June 2021, we announced our collaboration with multiple natural gas suppliers and academic institutions to quantify, monitor, report and verify greenhouse gas emissions of natural gas production sites, in order to improve the overall understanding of upstream GHG emissions and further the deployment of advanced monitoring technologies and protocols.

•	In May 2021, in collaboration with Shell, we delivered our first carbon-neutral cargo of U.S. LNG to Europe.

•

In April 2021, we published key findings of a climate scenario analysis, an important component of the TCFD framework, to understand the resilience of Cheniere’s existing and future business in various energy transition scenarios.

•

In February 2021, we announced that we plan to begin providing our LNG customers with greenhouse gas emissions data associated with each LNG cargo produced at our Liquefaction Projects. The CE Tags are designed to enhance environmental transparency by quantifying the estimated GHG emissions of LNG cargoes from the wellhead to the cargo delivery point.

•

In February 2021, we updated our annual performance scorecard to include an ESG metric for 2021. For 2022, we have further enhanced this metric to include additional quantifiable criteria with which to measure our progress. ESG metrics, inclusive of safety, represent 30% of the overall annual performance scorecard for 2022.

The development and construction of the Liquefaction Projects advanced as planned and remained ahead of schedule throughout 2021. With the completion of our initial 9-train platform, we have successfully transitioned from a development company into the second largest LNG operator in the world, and we intend to continue to create and sustain shareholder value leveraging our significant competitive advantages and executing on our growth initiatives. Cheniere has established itself as a first mover in the domestic LNG export market, which provides us with advantages on multiple fronts, including project development, gas procurement, commercial and terminal operations and LNG origination, and we have become a significant player in the global LNG market.

We believe that the world-class execution we have delivered in the development, construction and operation of our LNG facilities, and the financial results which have followed, are the primary reasons we have been able to achieve the growth highlighted above.

Shareholder Outreach—Compensation

The Board and management are committed to a compensation program that is aligned with shareholder interests, and the Company proactively engages with shareholders regarding compensation as a matter of strategic priority. Over the years, shareholder input has significantly contributed to the evolution of our compensation program.

Ahead of our 2021 Annual Meeting, members of our Board and senior management proactively led engagements with shareholders representing more than 50% of our outstanding common stock, as well as proxy advisory firms, through both video and telephonic meetings.

SHAREHOLDER ENGAGEMENT >50% of outstanding shares represented	2021 SAY ON PAY Over 95% Support

2022 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

At our 2021 Annual Meeting, our say-on-pay proposal received support from shareholders owning over 95% of the shares represented at the meeting and entitled to vote on the matter, evidence of the broad-based support of the Compensation Committee and our compensation program from our shareholders.

We intend to continue our proactive and constructive shareholder engagement efforts going forward and to consider shareholder input or recommendations with respect to our compensation program design and practices. We will continue to evaluate our compensation programs and incorporate shareholder outreach as a standard business practice in the future. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program.

COMPENSATION GOVERNANCE PRACTICES

The Board and the Compensation Committee are committed to implementing compensation governance best practices that further strengthen the alignment of our compensation program with our shareholders’ interests, which include the following:

•	Clear, direct link between pay and performance

•	Majority of incentive awards earned based on performance

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

•	Non-employee director equity compensation limits

•	Minimum vesting schedule for long-term incentive awards of at least 12 months, subject to limited exceptions

•	No material perquisites

•	Solicit annual advisory vote on executive compensation

•	Annually review the independence of the compensation consultant retained by the Compensation Committee

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

PHILOSOPHY AND OBJECTIVES

We are committed to maintaining a compensation philosophy that is consistent, competitive and conventional when reviewed against our peers. The Board and the Compensation Committee remain committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. Our executive compensation programs and objectives are designed to ensure that we attract, retain and motivate executives with the talent and experience necessary for us to achieve our strategic business plan, while still remaining commensurate with our peers.

As the first mover in our industry, we face fierce competition for our executive officers and key employees throughout the organization due to the limited pool of talent with the set of skills needed to run a first mover LNG company with a global scope. Trains 1 through 4 of the SPL Project were the first liquefaction facilities to have been constructed and placed in service in the U.S. lower 48 states in over 40 years, and Trains 1 and 2 of the CCL Project are the first liquefaction trains constructed and placed in service at a greenfield liquefaction facility in the lower 48. As of the end of 2021 there were four LNG projects in operation in the U.S., other than Cheniere’s SPL Project and CCL Project, and two projects under construction. Additionally, there are more than 20 additional projects and expansions to projects in the North American region either permitted or undertaking permitting. Outside of North America, we estimate that there are over 20 LNG production projects under various stages of development.

42	CHENIERE

EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

In connection with our status as a market leader, our annual compensation structure is based on the following principles:

•

NEO compensation is primarily performance-based. We believe such an incentive structure creates appropriate motivation for our executive officers and aligns their compensation with the performance of our Company and value created for shareholders. We will continue to balance our LTI program to address performance accountability, long-term stock ownership and talent retention issues in the current environment.

•

Annual cash bonus incentive metrics are tied to specific financial, operating, safety and strategic goals. We believe close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key milestones and metrics.

•

Significant long-term compensation is linked to financial performance and growth metrics. We believe our executive officers’ compensation should be closely linked to the creation of value for our shareholders over the long run. As such, the majority of their compensation is and should be at risk and directly tied to corporate outperformance over longer time horizons. In addition to the long-term performance risk, our executive officers are also subject to continued employment requirements for the vesting of their long-term compensation.

2021 COMPENSATION HIGHLIGHTS

During 2021, the Compensation Committee and Board continued to monitor market conditions and address feedback from key stakeholders and our compensation consultant. No changes were made to performance goals or plan outcomes as a result of the COVID-19 pandemic. Key outcomes and developments included:

•

The annual incentive plan generated an above-target payout for our NEOs based upon the Company’s 2021 performance across multiple financial, operating, safety and strategic metrics. The Committee made no changes to the performance goals originally established for the 2021 performance period.

•

Performance share units awarded in 2019 also generated an above-target payout for our NEOs based upon the Company’s performance across the performance metrics of cumulative Distributable Cash Flow per share and Absolute Total Shareholder Return over the 2019-2021 period.

•

In February 2021, the Board approved our 2021 annual performance scorecard which included new ESG-related metrics and milestones, illustrating our Company-wide commitment to these important issues. In 2022, ESG metrics, inclusive of safety, will represent 30% of the annual performance scorecard.

We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The primary components of our executive compensation program, as applied to our 2021 Named Executive Officers, are as follows:

TYPE	PURPOSE
Base Salary	Provide a minimum, fixed level of cash compensation to compensate executives for services rendered during the fiscal year.
Annual Incentive Program	Drive achievement of annual corporate goals including key financial, operating, safety and strategic goals that create value for shareholders.
LTI Program	Align executive officers’ interests with the interests of shareholders by rewarding sustained financial performance and growth through a multi-year performance period.

2022 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

The following pie charts illustrate the pay mix of our CEO and the average pay mix of our other NEOs for 2021, assuming target performance.

*	Pay Mix may not add to 100% due to rounding.

BASE SALARY

Base salaries provide the fixed compensation necessary to attract and retain key executives. The base salaries of our NEOs are designed to be comparable to positions in the marketplace from which we recruit executive talent. The Compensation Committee referenced competitive ranges of base salary across the oil and gas industry and companies of comparable enterprise value in determining 2021 base salaries for our NEOs. See “Peer Group” on page 54 of this Proxy Statement for details regarding the external market data referenced by the Compensation Committee in making decisions regarding base salaries and other compensation elements.

In February 2022, the Compensation Committee reviewed the base salaries of our NEOs and recommended and the Board approved changes in the annual base salaries of certain of our NEOs, effective February 28, 2022. Our employment agreement with Mr. Fusco provides for an annual base salary of $1,250,000, subject to increase at the discretion of the Compensation Committee. The following table provides the base salaries as in effect at the end of 2021 and for 2022 of our NEOs.

2021 and 2022 Base Salaries

		2021 ANNUAL BASE SALARY	2022 ANNUAL BASE SALARY
Jack A. Fusco	Director, President and Chief Executive Officer	$1,500,000	$1,500,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	$660,000	$660,000
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	$650,000	$675,000
Zach Davis(1)	Executive Vice President and Chief Financial Officer	$600,000	$650,000
Aaron Stephenson	Senior Vice President, Operations	$550,000	$575,000

(1)	Mr. Davis previously served as Senior Vice President and Chief Financial Officer prior to his promotion in February 2022 to Executive Vice President and Chief Financial Officer.

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EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

ANNUAL INCENTIVE PROGRAM

The Board and the Compensation Committee are committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. We believe that close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key metrics and objectives. Consistent with our compensation philosophy and in response to feedback from our shareholders, the Compensation Committee utilizes a scorecard approach to determining annual cash bonuses.

The following key features are included in the scorecard:

•	Individual bonus targets based on competitive benchmarks;

•	Quantitative performance goals in the following areas of performance: financial, budget management, safety and operational effectiveness;

•	Qualitative component based on identified strategic goals and ESG accomplishments; and

•	Available adjustments for exceptional individual performance.

Target Incentive Opportunities. The Compensation Committee reviews the target annual incentive opportunities for each of our NEOs annually, and may adjust the targets based on competitive positioning, internal parity, or other relevant factors. For 2021, the Compensation Committee approved individual annual incentive targets which are reflected in the table below titled “NEOs Annual Incentive Award for 2021.”

Performance Goals. The 2021 scorecard provided that 70% of the bonus opportunity was determined based on quantitative performance measures using multiple financial, budget management, safety and operational effectiveness measures, and 30% was determined based upon achievement of strategic goals and ESG accomplishments, because the Compensation Committee believes that each of those areas is a key driver of the Company’s annual performance and, ultimately, long-term success.

For the quantitative metrics for 2021, the Compensation Committee set the target performance goals in November 2020. As a result of the Company’s growth, the Adjusted EBITDA target was increased by 16% as compared to 2020. The Company increased the difficulty of achieving the safety metric by decreasing the target for the Total Recordable Incident Rate by 24% from the 2020 target. The Company also increased the target for asset production by 11% from 2020, reflecting Corpus Christi Train 3 that reached substantial completion in March 2021.

The strategic metrics were selected to emphasize our commitment to a culture of compliance with laws and regulations while establishing enterprise-wide developments milestones for next stage growth catalysts, to enhance focus on de-bottlenecking projects to increase the production capacity of our existing assets and to demonstrate our commitment to improving our ESG reporting and strategy.

Process for Measuring Performance. Performance below the “threshold” level results in no payout earned for the applicable performance goal. If performance falls between the “threshold” and “target” or “target” and “stretch” levels, then the achievement level under the scorecard is determined using straight line interpolation. Once the achievement level under the scorecard is calculated based on actual performance as compared to the goals set forth above, the Compensation Committee has the discretion to reduce or increase the payouts to the extent it determined appropriate to reflect each NEO’s performance during the year.

Actual payout	=	Base salary	x	Target bonus (%)	x	Performance score (%)	+/-	Individual performance adjustment (if any)

2021 Performance Results. The scorecard table below shows the level of achievement in 2021 for each of the performance goals and the resulting weighted percentage of target that was earned as a result of 2021 performance. The scorecard reflects the Company’s exceptional performance in 2021, achieving above the target level in many of the quantitative measures of performance and resulting in a weighted average for the quantitative metrics of 180% of target. We continued to successfully manage our business during the COVID pandemic, without missing any foundation cargo deliveries, as well as through Winter Storm Uri with minimal operational and construction issues. Operationally, we achieved substantial completion of Train 3 of the CCH Project and operated both Liquefaction Projects at increased rates (including rescheduling planned maintenance) to optimize high demand in the LNG market. For the strategic metrics, the Compensation Committee recognized that the Company excelled at firming up additional volume by contracting approximately 95% of the total production capacity from the Liquefaction Projects, including those executed to support Corpus Christi Stage 3, as well as achieving continued improvement in debottlenecking efforts and regulatory and

2022 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

compliance. For the ESG metric, we announced the CE Tags initiative as well as launched a comprehensive effort to improve DEI at Cheniere, among other things. These assessments earned an average of 167% of target for the strategic and ESG metrics as shown in the table below. Overall, the total weighted average under the scorecard was 176% of target, as shown below:

QUANTITATIVE METRICS (70% WEIGHTING)

METRIC	THRESHOLD (50% OF TARGET)	TARGET	STRETCH (200% OF TARGET)	WEIGHTING	2021 ACTUAL	% ACHIEVEMENT
Adjusted EBITDA ($ millions):[1]	$3,800	$4,050	$4,300		$4,872
• Adjusted EBITDA, excl. commodity margin ($ millions)	$3,500	$3,700	$3,850	30%	$3,951	200%
• Commodity margin ($ millions)	$300	$350	$450	10%	$920	200%
Budget Management:
• Adjusted SG&A Expense[1] ($ millions)	$239	$227	$216	10%	$221	150%
• Forecasting Accuracy (%)	Within ± 20%	Within ± 10%	Within ± 5%	10%	12%	91%
Safety:
• Cheniere (TRIR)[2]	0.64	0.26	0.20	10%	0.10	200%
Operational Effectiveness (excluding commissioning):
• Asset Production (TBtu)	1,924	1,977	1,996	15%	1,994	188%
• Adjusted O&M Expense[1] ($ millions)	$1,454	$1,329	$1,262	15%	$1,270	187%
Weighted Average				100%		180%
STRATEGIC AND ESG GOALS (30% WEIGHTING)
Strategic (20%):
• Firm up additional open LNG capacity to stabilize cash flows
• Achieve continued improvement on unit cost of production accounting for optimizing operating costs and debottlenecking
• Continue to position Cheniere for future LNG growth opportunities
• Achieve continued improvement on regulatory and compliance fronts
ESG (10%):
• Achieve continued improvement on ESG reporting and strategy
Weighted Average						167%
Overall Weighted Average						176%

(1)

For definitions of Adjusted EBITDA, Adjusted SG&A Expense and Adjusted O&M Expense and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see Appendix C.

(2)	“TRIR” is the “Total Recordable Incident Rate,” which is calculated as the number of recordable injuries multiplied by 200,000 and then divided by the number of hours worked.

Based in part on the recommendations of Mr. Fusco, the Compensation Committee approved and recommended to the Board for approval the final annual incentive award payouts for each of the NEOs other than Mr. Fusco. The Compensation Committee approved and recommended to the Board for approval the final annual incentive award payout to Mr. Fusco. In evaluating our NEOs’ performance during 2021, the Compensation Committee considered each NEO’s specific contribution to our Company’s key achievements, including those discussed under “Compensation Discussion and Analysis—2021 Performance and Developments” and towards achieving the quantitative and strategic measures in the scorecard.

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EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

Based on 2021 Company and individual performance results, the Compensation Committee recommended and the Board approved annual incentive awards to the NEOs for 2021 as follows:

NEOs Annual Incentive Award for 2021

NAMED EXECUTIVE	TITLE	TARGET ANNUAL INCENTIVE (% OF BASE SALARY)	TARGET ANNUAL INCENTIVE	SCORECARD DETERMINED ANNUAL INCENTIVE (176% OF TARGET)	EARNED ANNUAL INCENTIVE

Jack A. Fusco	Director, President and Chief Executive Officer	150%	$2,250,000	$3,960,000	$3,960,000

Anatol Feygin	Executive Vice President and Chief Commercial Officer	100%	$660,000	$1,161,600	$1,161,600

Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	100%	$650,000	$1,144,000	$1,144,000

Zach Davis(1)	Executive Vice President and Chief Financial Officer	100%	$600,000	$1,056,000	$1,056,000

Aaron Stephenson	Senior Vice President, Operations	100%	$550,000	$968,000	$968,000

(1)	Mr. Davis previously served as Senior Vice President and Chief Financial Officer prior to his promotion in February 2022 to Executive Vice President and Chief Financial Officer.

LONG-TERM INCENTIVE AWARDS

LTI program awards accomplish several important objectives: (i) they motivate sustained performance against our long-term objectives; (ii) they align executives with shareholder interests by rewarding long-term value creation; and (iii) they help retain employees who are in high demand elsewhere.

LTI Program

The Compensation Committee believes that the LTI program delivers a consistent, competitive and conventional approach to delivering long-term incentives. Equity grants align our NEOs’ interests with the interests of shareholders by rewarding sustained long-term value creation and enable us to attract and retain highly qualified individuals for important positions throughout the Company. In connection with the solidification of our position as a top-tier LNG operator, the Compensation Committee added absolute total shareholder return as an additional metric under the LTI program for PSU grants in 2019. We believe that this feature further aligns our LTI program with that of our peers, and that the absolute total shareholder return metric and the previously existing distributable cash flow metric require important absolute performance achievements, despite favorable or unfavorable market conditions, to earn the awarded long-term incentives.

The key attributes in the Company’s NEO LTI program are described below:

• Grants will be made on an annual basis with a minimum of a 1-year vesting period

•  Grants will consist of a mix of at least 50% PSUs for executive officers with the remainder consisting of RSUs

¡   PSUs: 3-year cliff vesting (performance and service-based)

¡   RSUs: 3-year ratable vesting (service-based)

•  The 2021 and 2022 LTI Awards to executive officers were a mix of 50% PSUs and 50% RSUs.

•  PSUs will include one or more performance metrics, with the actual number of shares earned to be between 0% and 300%, providing for a cap on payouts

¡   PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period

•  The outstanding LTI Awards to executive officers included two performance metrics (cumulative Distributable Cash Flow per share and total shareholder return)

• Equity award grants to executives will include clawback provisions

2022 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

2021 LTI Awards

In February 2021, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the named executive officers of the Company.

2021 LTI Awards (approved in February 2021) for NEOs

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs

Jack A. Fusco	Director, President and Chief Executive Officer	700%	$10,500,000	83,799	83,799

Anatol Feygin	Executive Vice President and Chief Commercial Officer	425%	$2,805,000	22,387	22,387

Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	425%	$2,762,500	22,048	22,048

Zach Davis(1)	Executive Vice President and Chief Financial Officer	350%	$2,100,000	16,760	16,760

Aaron Stephenson	Senior Vice President, Operations	350%	$1,925,000	15,364	15,364

(1)	Mr. Davis previously served as Senior Vice President and Chief Financial Officer prior to his promotion in February 2022 to Executive Vice President and Chief Financial Officer.

The number of RSUs and Target PSUs awarded to Mr. Stephenson increased from a target of 325% of his base salary in 2020 to 350% of his base salary in 2021 as a result of an analysis of peer group compensation in order to ensure market competitiveness.

Additionally, in August 2021 the Compensation Committee recommended and the Board approved the grant of a special retention award to Mr. Davis of 30,000 RSUs, vesting in three equal installments annually from the date of grant, subject to Mr. Davis’s continued employment. In determining the amount of the award granted to Mr. Davis, the Compensation Committee considered the competitive market environment and internal equity considerations.

Key Terms of the RSUs and PSUs under the 2021 LTI Awards

The RSU awards vest in three equal installments. One third of the RSU awards vested on February 11, 2022, and one third will vest on each of February 11, 2022 and February 11, 2023. Each PSU award is expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 0% and 300% of the target, will be determined based on the Company’s cumulative distributable cash flow per share and total shareholder return from January 1, 2021 through December 31, 2023 compared to pre-established performance targets. For a definition of cumulative distributable cash flow per share and total shareholder return in connection with the 2021 PSU awards, please see Appendix A. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period, as illustrated below. In February 2021 and applicable to the 2021 LTI Awards, the Compensation Committee approved a revised PSU award agreement that provides for the settlement in cash of vested PSUs with a fair market value of $3,000,000 or less, with any remaining value above $3,000,000 to be settled in shares of the Company’s common stock Additionally, in December 2021 the Board authorized the Compensation Committee to, in its discretion, settle in cash an NEO’s PSUs vesting in 2024 in an amount up to the total number of an NEO’s earned PSUs, provided that the Company has sufficient liquidity at the time of such settlement to do so.

In 2021, we increased the targets for our Distributable Cash Flow per share metric by approximately 30% compared to the previous year as a result of the anticipated accelerated substantial completion dates for Train 3 of the CCL Project and Train 6 of the SPL Project and the anticipated production from 9 trains for one full-year operation in 2023. We assumed 91% of budget as our Target goal and 105% of budget as our Stretch goal.

Vesting is also subject to continued employment, with exceptions in some cases, including for a change-in-control or termination due to death or disability or retirement. Upon a “Change in Control” or a termination by the Company without “Cause” or by the award recipient for “Good Reason”, in each instance as defined in the PSU agreement and RSU agreement, the RSU and PSU awards will be treated in accordance with the Severance Plan (as described below). Upon a termination due to death or disability, all of the RSUs and the target number of PSUs will vest in full immediately. Upon retirement, the RSU and PSU awards will be treated in accordance with the Cheniere Energy, Inc. Retirement Policy (as described below). Each vested RSU and PSU will be settled for one

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EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

share of the Company’s common stock or cash, as applicable and described herein. PSU agreements also contain clawback provisions that apply during the recipient’s employment with the Company and for one year following termination of employment.

PSU Vesting and Performance Achievement (2019-2021 Awards)

The PSU awards granted in 2019, which relied on the performance metrics of cumulative Distributable Cash Flow and Absolute Total Shareholder Return, resulted in a 300% payout that vested in February 2022. In December 2021, the Board approved the ability of each officer of the Company who is required to file reports with the SEC pursuant to Section 16 of the Exchange Act to elect to settle all or a portion of their 2019 PSU award in cash; provided that the Company had sufficient liquidity at the time the awards were settled to do so. This optional change in settlement method was approved by the Compensation Committee and the Board in order to provide liquidity to NEOs while limiting dilution from equity grants, consistent with the Company’s share repurchase program under its long-term capital allocation plan. The overall achievement for the 2019 PSU awards was determined as follows:

Distributable Cash Flow

DCF for the 2019-2021 period was $20.05 / share, which resulted in a 200% achievement on the DCF metric.

	Threshold (50%)	Target (100%)	Stretch (200%)	Actual

2019-2021 DCF	$10.57 / share	$13.80 / share	$15.68 / share	$20.05 / share

ATSR Modifier

The ATSR modifier acts as a multiplier on earned DCF PSUs (up to +/-50%), as follows, for PSU awards granted in 2019 through 2021:

ATSR% (annual)	ATSR Modifier*
15% or higher	1.50x
10%	1.25x
0%-5%	1.0x
-15% to 0%	Scaled from 0.50x to 1.0x
-15% or lower	0.50x

*	Results between goal levels would be interpolated

ATSR for the 2019-2021 period, determined in accordance with the table above, resulted in a 20.34% annualized return, well above the threshold for a 1.50x modifier.

45-day Average Share Price at Start	45-day Average Share Price at End of Period	Ending Value of Reinvested Dividends	45-day Average Share Price at End of Period + Dividend Return	Change Over Period	Annualized Return (Compounded)	ATSR Factor Interpolated
$60.10	$104.42	$0.3285	$104.7485	74.29%	20.34%	1.50

2022 LTI Awards

In February 2022, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the executive officers of the Company.

2022 LTI Awards (approved in February 2022) for NEOs

NAME	TITLE	TARGET VALUE (% OF BASE SALARY)	TARGET DOLLAR VALUE	RSUs	TARGET PSUs
Jack A. Fusco	Director, President and Chief Executive Officer	933%	$14,000,000	65,056	65,056
Anatol Feygin	Executive Vice President and Chief Commercial Officer	500%	$3,300,000	15,335	15,335
Sean N. Markowitz	Executive Vice President, Chief Legal Officer and Corporate Secretary	500%	$3,375,000	15,684	15,684
Zach Davis	Executive Vice President and Chief Financial Officer	500%	$3,250,000	15,103	15,103
Aaron Stephenson	Senior Vice President, Operations	400%	$2,300,000	10,688	10,688

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COMPENSATION DISCUSSION AND ANALYSIS

The target values for our NEOs’ 2022 long-term incentive awards increased as compared to 2021 as a result of the evaluation of competitive market data, as well as internal pay equity and the continued growth in role for several of our NEOs, as follows: the number of RSUs and Target PSUs awarded (i) to Mr. Fusco increased from a target of 700% of his base salary in 2021 to 933% of his base salary in 2022; (ii) to Mr. Feygin increased from a target of 425% of his base salary in 2021 to 500% of his base salary in 2022; (iii) to Mr. Markowitz increased from a target of 425% of his base salary in 2021 to 500% of his base salary in 2022; (iv) to Mr. Davis increased from a target of 350% of his base salary in 2021 to 500% of his base salary in 2022; and (v) to Mr. Stephenson increased from a target of 350% of his base salary in 2021 to 400% of his base salary in 2022.

Key Terms of the RSUs and PSUs under the 2022 LTI Awards

The RSU awards vest in three equal installments. One third of the RSU awards will vest on each of February 10, 2023, February 10, 2024, and February 10, 2025. Each PSU award is expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 0% and 300% of the target, will be determined based on the Company’s cumulative distributable cash flow per share and total shareholder return from January 1, 2022 through December 31, 2024 compared to pre-established performance targets. For a definition of cumulative distributable cash flow per share and total shareholder return in connection with the 2022 PSU awards, please see Appendix B. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance period. The PSU award agreement provides for the settlement in cash of vested PSUs with a fair market value of $3,000,000 or less, with any remaining value above $3,000,000 to be settled in shares of the Company’s common stock or cash, at the discretion of the Compensation Committee.

The treatment of unvested 2022 LTI Awards on a termination of employment are the same as discussed above with respect to the 2021 LTI Awards.

ATSR Modifier

The absolute total shareholder return modifier for PSU awards granted in 2022 and thereafter acts as a multiplier on earned DCF PSUs (up to +/-50%), as follows:

ATSR% (annual)	ATSR Modifier*
15% or higher	1.50x
10%	1.25x
5% to -5%	1.0x
-10%	0.75x
-15% or lower	0.50x

COMPENSATORY ARRANGEMENTS

Compensatory Arrangement with President and CEO

In connection with the appointment of Jack A. Fusco as President and CEO, the Company and Mr. Fusco entered into an employment agreement dated as of May 12, 2016, as amended on August 15, 2019 and August 11, 2021.

Our employment agreement with Mr. Fusco provides for an annual base salary of $1,250,000, subject to increase at the discretion of the Compensation Committee. In 2019, the Compensation Committee reviewed our peer group and recommended an increase to Mr. Fusco’s base salary to $1,500,000, which did not subsequently increase for 2020 or 2021.

Upon a termination of Mr. Fusco’s employment by the Company without cause, or by Mr. Fusco for good reason, Mr. Fusco will be entitled to receive, subject to his execution of a release of claims, (i) a cash severance payment equal to the sum of two times (or, if the termination of employment is within 12 months following a change-in-control, three times) the sum of Mr. Fusco’s annual base salary and annual target bonus; (ii) a pro-rata annual bonus for the year of termination based on actual performance of the Company; (iii) any earned but unpaid bonus for the preceding fiscal year; (iv) reimbursement of COBRA premiums for up to 18 months; and (v) continued vesting of any outstanding long-term incentive awards that are scheduled to vest within one year following termination.

The employment agreement with Mr. Fusco was amended in 2019 to extend the term of the agreement and to update the scope of Mr. Fusco’s non-compete to reflect the Company’s current businesses. The amendment also revised the treatment of Mr. Fusco’s

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EXECUTIVE COMPENSATION PHILOSOPHY & OBJECTIVES

long-term incentive awards in the event that Mr. Fusco remains employed through the end of the term to provide that, if at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” under the Employment Agreement exist, then any outstanding long-term incentive awards will continue to vest in accordance with their terms. Mr. Fusco’s employment agreement was further amended in 2021 to extend the term from December 31, 2022 to March 31, 2024, and provide that the term will be extended automatically for consecutive periods of one year thereafter unless either party provides notice in accordance with the terms of the amendment. The 2021 amendment also provides that, if Mr. Fusco remains employed through the end of the term of his employment agreement following a notice of its nonrenewal, and, at the time that Mr. Fusco’s relationship with the Company concludes none of the conditions constituting “cause” exist, (i) Mr. Fusco will be eligible for a pro-rated bonus for the fiscal year of termination based on actual performance, and (ii) the Company will reimburse Mr. Fusco for COBRA premiums for himself and his dependents for up to 18-months following his termination date.

For additional details regarding Mr. Fusco’s employment agreement, please see “Severance Plan” below.

BENEFITS AND PERQUISITES

We provide a limited number of other benefits to our NEOs that make our total compensation program competitive with the market.

Benefits

We offer the same health, welfare and retirement plans to all of our U.S. employees and executive officers.

•	The Cheniere Retirement Plan is a tax-qualified 401(k) savings plan pursuant to which we match 100% up to the lesser of 6% of salary and bonus deferrals or the maximum deferrals permitted by law.

•	We also offer all employees medical, dental and vision benefits and health and dependent care reimbursement arrangements.

•

In addition, employees are covered by short-term and long-term disability, basic life insurance equal to two times base salary and voluntary life (elective) insurance and accidental death and dismemberment insurance.

We do not offer a defined benefit pension plan or nonqualified deferred compensation plan to any of our employees or executive officers.

Our international employees have a similar benefits package, adjusted for the customary practices in each location.

Perquisites

Perquisites are not a significant part of our compensation program and are provided to the executive officers on a limited basis. Because our executive officers’ duties require them to spend a significant amount of time traveling, the Company occasionally pays for charter flights for business purposes. Our executive officers’ personal guests are permitted to fly with them on these flights on limited occasions at nominal or no incremental cost to the Company. Additionally, in 2021 Mr. Stephenson received access to corporate housing in Houston with a value of $106,898.

Termination and Change-in-Control Benefits

In late 2016 and early 2017, the Compensation Committee and Board reviewed and approved a Key Executive Severance Pay Plan, as amended and restated in August 2019, November 2020 and November 2021, and Retirement Policy, as amended in August 2019, to provide certain severance and retirement benefit protections, including those associated with a change-in-control.

Severance Plan

In December 2016, the Compensation Committee recommended and the Board approved the Cheniere Energy, Inc. Key Executive Severance Pay Plan for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017 (as amended, the “Severance Plan”).

The Severance Plan is intended to provide severance compensation benefits to the executive officers and other officers of the Company and its affiliates in the event of the termination of their employment under certain circumstances. Under the Severance Plan, our officers, including our CEO and other executive officers, are eligible for certain post-employment compensation and benefits, which vary depending upon whether a change-in-control or termination of employment occurs. The Severance Plan also

2022 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

provides certain compensation and benefits in the event of a change-in-control of the Company. To the extent of any overlap, severance benefits for which an officer may be eligible to receive under any employment agreement, and any amounts to which the officer would be eligible to receive under the Severance Plan would be reduced so that no officer receives duplicative benefits. Please see “Potential Payments Upon Termination or Change-in-Control” for additional information, and “Compensatory Arrangement with President and CEO” on page 50 of this Proxy Statement for details regarding the severance entitlements set forth in our CEO’s employment agreement.

Severance and Benefits in Connection with a Change-in-Control. With respect to each executive officer, upon the occurrence of a change-in-control, even absent a termination of employment, generally notwithstanding the provisions of any other benefit plan or agreement, and subject to certain conditions outlined in the Severance Plan:

•

all of the executive officer’s outstanding unvested equity awards, equity-based awards, annual awards and retention awards (collectively, “Incentive Awards”) which are time-based will automatically vest in full as of the date of the change-in-control;

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on performance metrics other than total shareholder return (“TSR”) will vest as of the date of the change-in-control at the greater of (i) target level for such Incentive Award and (ii) actual performance for such Incentive Awards, determined by shortening the performance period to end on the date of the change-in-control, adjusting applicable performance metrics as necessary and appropriate, and determining level of achievement for such metrics based on the shortened period; and

•

the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on TSR will vest as of the date of the change-in-control based on actual TSR as of the date of the change-in-control.

In the event that an executive officer’s employment is terminated within three months prior to or 24 months following a change-in-control and upon the occurrence of the executive’s termination of employment by us without cause, or by such executive for good reason, then such officer is entitled to receive, in addition to, but not duplicative of, benefits resulting from a pre-termination change-in-control, and subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to three times (in the case of the CEO) or two times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of all of the executive officer’s outstanding unvested time-based Incentive Awards; and the executive officer’s outstanding unvested performance-based Incentive Awards (a) that vest based on TSR will vest based on actual TSR as of the date of the change-in-control and (b) that vest based on performance metrics other than TSR will vest at the greater of (i) target level for such Incentive Award and (ii) actual performance for such Incentive Awards, determined by shortening the performance period to end on the date of the qualifying termination, adjusting applicable performance metrics as necessary and appropriate, and determining level of achievement for such metrics based on the shortened period.

Severance and Benefits Not in Connection with a Change-in-Control. In the event that an executive officer’s employment is terminated by the officer for good reason or by us without cause, and not in connection with a change-in-control, as described above, then such officer is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•

a lump sum payment within 60 days following termination in an amount equal to two times (in the case of the CEO) or 1.5 times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•

acceleration of vesting of the executive officer’s outstanding unvested time-based Incentive Awards that were granted more than six months prior to the termination; and vesting of a pro-rated portion of the executive officer’s outstanding unvested performance-based Incentive Awards that were granted more than six months prior to the termination based on actual performance levels achieved at the end of the applicable performance period.

Provisions Applicable Whether or Not Termination is in Connection with a Change-in-Control. In addition to the above, for a period of 24 months following the termination date, subject to certain conditions outlined in the Severance Plan, the executive officer will receive

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EXECUTIVE COMPENSATION PROCESS

continued subsidized health care benefits, to be provided concurrently with any health care benefit required under COBRA. At the discretion of the Company, the executive officers also may receive outplacement benefits at our expense.

As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-competition, non-solicitation, non-disclosure, non-disparagement and release agreements with us.

If any amounts will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise non-deductible under Section 280G of the Code, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. If any participant is a “specified employee” under Section 409A of the Code, any compensation or benefits to be paid or received under the Severance Plan as a result of termination of employment and that constitute “non-qualified deferred compensation” will be delayed in accordance with the Code.

Retirement Policy

In August 2019, the Board approved an amended and restated Cheniere Energy, Inc. Retirement Policy (the “Retirement Policy”), effective August 15, 2019 (“the Effective Date”). The Retirement Policy amended and restated the previous policy that was in effect as of February 17, 2017. The Retirement Policy is limited to employees located in the United States. The Retirement Policy is not applicable in the United Kingdom or any jurisdictions in which it would be a violation of applicable laws. The Retirement Policy also does not apply to the Company’s Chief Executive Officer.

Under the Retirement Policy, an employee is eligible for a “Qualifying Retirement” upon resigning from the Company if he or she is at least 60 years old, has at least four years of service with the Company or its affiliates (or a combination of both), with a combined sum of the age and full years of service with the Company or its affiliates (or a combination of both) equal to at least 72 years and circumstances constituting “cause” do not exist. Following an eligible employee’s Qualifying Retirement, the continuous employment requirement for all of such employee’s long-term incentive awards granted prior to the Effective Date will be waived, and all such awards will continue to vest in accordance with their terms. In addition, for awards granted under the Company’s LTI program after the Effective Date, following a Qualifying Retirement, an employee’s outstanding unvested time-based incentive awards will immediately vest, and the employee’s outstanding unvested performance-based incentive awards will vest pro-rata, based on the whole number of months served by the employee in the performance period (or, if longer, service vesting period) prior to his or her retirement, on the normal schedule applicable to such awards and based on actual performance results at the end of the relevant period. Only such time-based incentive awards and performance-based incentive awards granted at least six months prior to the Qualifying Retirement will be eligible under the Retirement Policy.

The determination of whether an employee satisfies the criteria for a Qualifying Retirement will be determined by the Company in its sole discretion. The Retirement Policy will not apply to new hire awards, special retention awards, other awards not part of any annual long-term incentive compensation program or awards under any annual cash bonus program, except as otherwise determined by the Company on a case-by-case basis. The treatment of an employee’s outstanding awards under the Retirement Policy as described above is subject to the employee’s execution of a release of claims against the Company and compliance with restrictive covenants as set forth in the Retirement Policy.

EXECUTIVE COMPENSATION PROCESS

The Compensation Committee, with the support of an independent compensation consultant and management, handles the development and implementation of our executive compensation program. The Compensation Committee makes recommendations to the Board regarding our executive officers’ compensation for the Board’s final approval.

ROLE OF THE COMPENSATION COMMITTEE AND BOARD

The Compensation Committee reviews and approves the performance goals recommended by management which are required to be achieved in order for our executive officers to earn performance-based compensation, and determines actual performance against the goals. The performance goals are consistent with the strategic business plan of the Company. The Compensation Committee also reviews and recommends to the Board for approval the total target annual compensation, including the

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COMPENSATION DISCUSSION AND ANALYSIS

competitiveness of each component of the total compensation package, for our CEO and each executive officer. Key components of this process include:

•	Establishing performance goals for long-term and short-term incentive awards for executive officers.

•

Evaluating the achievement of annual developmental, operating and corporate goals for the year to determine the total amount of the bonus pool for the annual incentive awards and evaluating the achievement of our executive officers.

•

Reviewing, discussing and modifying, as appropriate, recommendations from the CEO on the base salaries and annual incentive awards for our executive officers. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Meeting in executive session to discuss and determine the amount of our CEO’s compensation. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Reviewing and recommending to the Board for approval long-term incentive awards for the CEO and executive officers.

•	Evaluating the achievement of performance goals under long-term incentive awards.

ROLE OF MANAGEMENT

Management and the Human Resources department support the Compensation Committee’s process.

•

Compensation recommendations for our executive officers reflect input from our Human Resources department. Their recommendations are based on the Company’s performance and their review of external market data.

•

At the end of the year, the CEO proposes base salaries and annual cash bonus awards for our executive officers (other than the CEO) to the Compensation Committee which then reviews, discusses and modifies, as appropriate, these recommendations.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The independent compensation consultant reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. The independent compensation consultant regularly attends Compensation Committee meetings and also meets with the Compensation Committee in executive session without management present.

In June 2016, the Compensation Committee engaged Meridian as its independent compensation consultant, and Meridian has served as its independent compensation consultant to date.

With respect to engaging Meridian for 2021, the Compensation Committee considered whether any conflict of interest existed under the SEC rules and NYSE American listing standards. The Compensation Committee reviewed the following related to Meridian’s independence: (i) other services provided to us by Meridian; (ii) fees paid by us as a percentage of Meridian’s total revenue; (iii) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (v) any Company stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in the engagement and concluded that there were no conflicts of interest that prevented Meridian from serving as an independent consultant to the Compensation Committee on executive compensation matters.

PEER GROUP

Each year, the Compensation Committee, with the assistance of management and our independent compensation consultant, reviews external market data to determine the competitiveness of the total compensation package of our executive officers. The market data includes information representative of the energy industry within which we operate and also includes compensation information from a diversified list of U.S. companies of comparable size.

54	CHENIERE

EXECUTIVE COMPENSATION PROCESS

The Compensation Committee reviews the following components of each executive officer’s compensation relative to the amount paid to executives in similar positions within the market data: base salaries, annual cash bonuses and long-term incentive awards. The market data serves as a point of reference for measuring the compensation of each of our executive officers, but individual compensation decisions are made based on a combination of considerations, including the Company’s overall performance; the individual roles, responsibilities and performance of each of our executive officers and market competitiveness. The Compensation Committee does not adhere to a rigid benchmarking process in setting compensation and does not target any specific market level; rather, information is used as a market reference for the Compensation Committee.

Peer Group

With assistance from management and our compensation consultant, the Compensation Committee reviews our executive officers’ compensation against both nationally recognized published survey data, as well as proxy data from our peer group.

In late 2020, the Compensation Committee approved minor changes to our peer group to ensure continuing broad representation of executive pay practices across multiple oil and gas sectors. As the first mover in domestic LNG production and marketing, we reference a peer group with broad representation across the oil and gas industry as the best available set of compensation benchmarks for comparable energy executive roles.

The peer group focuses on companies of comparable size, primarily in terms of enterprise value and assets. For external comparisons, the Compensation Committee referenced the following peer group in determining compensation for 2021, which is the same peer group approved in late 2020.

Peer Group

• Air Products and Chemicals, Inc.	• Marathon Petroleum Corporation

• Baker Hughes Company	• Occidental Petroleum Corporation

• ConocoPhillips	• ONEOK, Inc.

• Enterprise Products Partners L.P.	• Phillips 66

• EOG Resources, Inc.	• Suncor Energy Inc.

• Halliburton Company	• Targa Resources Corp.

• Hess Corporation	• Valero Energy Corporation

• Kinder Morgan, Inc.	• The Williams Company

• LyondellBasell Industries N.V.

Our consolidated enterprise value as of the end of 2021 places us between the 50th and 75th percentiles of this peer group.

The Compensation Committee, in conjunction with Meridian, reviewed our peer group in late 2021 and determined that the peer group continues to offer a robust and appropriate data set for benchmarking and that no changes were necessary.

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COMPENSATION DISCUSSION AND ANALYSIS

OTHER CONSIDERATIONS

STOCK OWNERSHIP GUIDELINES

Our Board believes that significant stock ownership by our executive officers and directors strengthens their alignment with shareholders and demonstrates their commitment to the Company. In February 2021, the Board approved increases to the minimum required ownership levels for our executive management team, as detailed below.

Stock Ownership Guidelines for Non-Employee Directors and Executive Officers

POSITION	PREVIOUS GUIDELINES	NEW GUIDELINES

Non-Employee Directors	3x the director’s prevailing annual equity retainer award	3x the director’s prevailing annual equity retainer award

President and CEO	5x base salary	6x base salary

Executive Vice Presidents	2x base salary	4x base salary

Senior Vice Presidents	2x base salary	3x base salary

All non-employee directors and executive officers are expected to be in full compliance with the guidelines within five years of initial appointment to a position subject to the guidelines, with certain ownership thresholds that must be met in the interim period. If a non-employee director or executive officer is not in compliance with the guidelines, he or she is required to retain the entire after-tax value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. The Board recognizes that there may be occasions in which the guidelines place a severe hardship on the individual and has delegated discretion to the Governance and Nominating Committee to determine whether an exemption should be granted to the individual in such instances. All of our non-employee directors and executive officers are in compliance with the guidelines, and many of them maintain holdings of Cheniere common stock significantly in excess of the minimum required amount of shares.

ADDITIONAL CONSIDERATIONS

The Compensation Committee will continue to evaluate further changes to its compensation policies and practices. We intend to at all times comply with SEC and NYSE American required compensation recoupment policies and practices. We have included clawback provisions in our equity awards since 2017 and intend to continue to include clawback provisions in future equity awards to executives. Mr. Fusco’s employment agreement provides that he will be subject to and will abide by any policy the Company adopts regarding the clawback of incentive compensation and any additional clawback provisions as required by law and applicable listing rules.

TAX AND ACCOUNTING CONSIDERATIONS

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Code and design our compensation programs with the intent that they comply with Section 409A of the Code where applicable. Section 162(m) of the Code generally limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. We generally seek to preserve tax deductions for executive compensation but recognize that it may be beneficial to grant compensation that is not fully tax deductible when we believe it is in the best interests of the Company and our shareholders.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Neal A. Shear, Chairman Patricia K. Collawn David B. Kilpatrick

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COMPENSATION TABLES

The following table and narrative text sets forth the total compensation awarded to, earned by or paid to our Chief Executive Officer (“CEO”), Chief Financial Officer and three other most highly compensated executive officers for 2021, who are referred to as our “NEOs” in the following compensation tables.

2021 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Jack A. Fusco President and CEO	2021	$1,500,000	$500	$12,608,398	$3,960,000	$22,186	$18,091,084
	2020	$1,500,000	$—	$9,509,961	$3,861,000	$22,378	$14,893,342
	2019	$1,451,923	$—	$11,985,913	$3,330,000	$21,684	$16,789,520
Anatol Feygin EVP and Chief Commercial Officer	2021	$660,000	$—	$3,368,348	$1,161,600	$22,186	$5,212,134
	2020	$656,154	$—	$2,540,564	$943,800	$22,378	$4,162,895
	2019	$615,961	$500	$3,104,984	$947,200	$22,008	$4,690,653
Sean N. Markowitz EVP, Chief Legal Officer and Corporate Secretary	2021	$640,385	$—	$3,317,342	$1,144,000	$22,186	$5,123,913
	2020	$585,442	$500	$2,309,573	$858,000	$22,912	$3,776,427
	2019	$514,819	$—	$1,945,158	$698,368	$21,684	$3,180,029
Zach Davis EVP and CFO	2021	$580,769	$—	$5,212,710	$1,056,000	$21,868	$6,871,347
	2020	$454,217	$—	$1,519,000	$686,400	$18,564	$2,678,181
Aaron Stephenson SVP, Operations	2021	$540,385	$—	$2,311,667	$968,000	$180,719	$4,000,772
	2020	$500,000	$—	$1,471,844	$772,200	$165,515	$2,909,559
	2019	$391,954	$190,830	$2,097,097	$666,000	$76,237	$3,422,118

(1)

This column represents the base salary earned, including any amounts invested by the NEOs in the Company’s Retirement Plan. The Company’s Retirement Plan is described in CD&A under “Benefits and Perquisites.”

(2)

In 2021, Mr. Fusco received a cash service award of $500, part of a program available to all employees that celebrates years of service to the Company. In 2020, Mr. Markowitz received this cash service award, and in 2019, Mr. Feygin received this cash service award. In 2019, Mr. Stephenson received a cash bonus as part of a retention program of $190,330.

(3)

The amounts in this column reflect the grant date fair value of awards, computed in accordance with stock-based compensation accounting rules. Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating the award values may be found in Note 16 to our 2021 audited financial statements beginning on page 92 of our Form 10-K filed with the SEC on February 24, 2022.

For 2021, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2021, which will ultimately be settled in shares of common stock or cash, as described in “Components of our Executive Compensation Program—Long-Term Incentive Awards—2021 LTI Awards—Key Terms of the RSUs and PSUs under the 2021 LTI Awards.” Values shown reflect an estimated fair market value (FMV) of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $6,900,010; Mr. Feygin, $1,843,346; Mr. Markowitz, $1,815,432; Mr. Davis, $1,380,018; and Mr. Stephenson, $1,265,072. Please see “2021 LTI Awards” on page 48 of this Proxy Statement for further detail on these awards. For 2021, the Stock Awards column also includes the grant date fair value of time-based RSUs granted in August 2021 to Mr. Davis, which will ultimately be settled in shares of common stock. Please see “Long-Term Incentive Awards—2021 LTI Awards” on page 48 of this Proxy Statement for more information about this award.

For 2020, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2020, which will ultimately be settled in shares of common stock or cash in a manner analogous to that described for the 2021 Stock Awards in “Components of our Executive Compensation Program—Long-Term Incentive Awards—2021 LTI Awards—Key Terms of the RSUs and PSUs under the 2021 LTI Awards.” Values shown reflect an estimated fair market value (FMV) of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $4,775,572; Mr. Feygin, $1,275,783; Mr. Markowitz,$1,159,787; Mr. Davis, $511,682; and Mr. Stephenson, $739,109. For 2020, the Stock Awards column also includes the grant date fair value of time-based RSUs granted in August 2020 to Mr. Davis, which will ultimately be settled in shares of common stock.

For 2019, the Stock Awards column includes the grant date fair value of share-based RSUs and PSUs granted in February 2019, which ultimately settled in shares of common stock or cash, as described in “Components of our Executive Compensation Program—Long-Term Incentive Awards—PSU Vesting and Performance Achievement (2019-2021 Awards).” Values shown reflect an estimated FMV of the PSUs using a Monte Carlo Simulation valuation methodology in accordance with FASB ASC Topic 718 on the grant date. The value of the PSUs ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to performance conditions and have been valued based on the probable performance at date of grant. If the maximum performance levels were to be used to determine the values in the above table with respect to awards with performance conditions, the amounts in this column would be increased by the following amounts: Mr. Fusco, $6,470,383; Mr. Feygin, $1,676,171; Mr. Markowitz, $1,050,059; and Mr. Stephenson, $119,781. For 2019, the Stock Awards column also includes the grant date fair value of time-based RSUs granted in July 2019 to Mr. Stephenson, which will ultimately be settled in shares of common stock.

(4)	For 2021, 2020 and 2019, this column represents the actual amounts paid under the Annual Incentive Program.

58	CHENIERE

2021 SUMMARY COMPENSATION TABLE

(5)

This column represents all other compensation not reported in the previous columns, including the costs to the Company of providing certain perquisites and other personal benefits, payment of insurance premiums and matching contributions allocated by the Company pursuant to the Company’s Retirement Plan. See the table below for more details.

ALL OTHER COMPENSATION INCLUDED IN THE SUMMARY COMPENSATION TABLE

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(A)	INSURANCE PREMIUMS ($)(B)	COMPANY CONTRIBUTIONS TO RETIREMENT AND 401(k) PLANS ($)(C)	TOTAL ($)
Jack A. Fusco	2021	$3,814	$972	$17,400	$22,186
	2020	$3,814	$1,464	$17,100	$22,378
	2019	$3,420	$1,464	$16,800	$21,684
Anatol Feygin	2021	$3,814	$972	$17,400	$22,186
	2020	$3,814	$1,464	$17,100	$22,378
	2019	$3,744	$1,464	$16,800	$22,008
Sean N. Markowitz	2021	$3,814	$972	$17,400	$22,186
	2020	$4,348	$1,464	$17,100	$22,912
	2019	$3,420	$1,464	$16,800	$21,684
Zach Davis	2021	$3,496	$972	$17,400	$21,868
	2020	$—	$1,464	$17,100	$18,564
Aaron Stephenson	2021	$180,068	$651	$—	$180,719
	2020	$164,051	$1,464	$—	$165,515
	2019	$71,378	$1,464	$3,395	$76,237

(A)	The amount in this column includes the aggregate incremental cost to the Company attributable to a parking space in our Houston office building for all NEOs, and includes a minimal tax-gross-up.

For Mr. Markowitz, the 2020 amount includes a minimal tax gross-up related to his service awards (a cash bonus provided to all employees that celebrate years of service to the Company). For Mr. Feygin and Mr. Stephenson, the 2019 amounts also include tax gross-ups related to their service awards.

For Mr. Stephenson, the 2021 amount also includes benefits granted in connection with his previous relocation to Houston with a value of $106,898 and a tax gross-up of $69,356 related to the relocation. For 2020, these amounts are $99,497 and $64,554, respectively. His 2019 amount reflects a monthly living allowance for his employment at our Sabine Pass location ($45,433), the cost of Company-provided housing in Houston with a value of $15,602, and a tax gross-up of $10,125 related to the Houston housing.

(B)

The amounts in this column reflect insurance premiums payable for basic term life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. The amounts in this column also reflect insurance premiums payable for accidental death and dismemberment life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. These benefits are available to all employees of the Company.

(C)

The amounts in this column reflect matching contributions allocated by the Company to each of the NEOs pursuant to the Company’s Retirement Plan. These benefits are available to all employees of the Company.

2022 PROXY STATEMENT	59

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

The following table and narrative text describe the plan-based awards granted to each NEO during 2021, valued at fair market value on the date of grant. The awards listed in the table were granted under the Cheniere Energy, Inc. 2020 Incentive Plan (the “2020 Plan”) and are described in more detail in “Compensation Discussion and Analysis” beginning on page 38 of this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2021

NAME	TYPE OF AWARD	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Jack A. Fusco	Cash Bonus		1,125,000	2,250,000	4,500,000	—	—	—	—	—
	RSUs	02/11/2021	—	—	—	—	—	—	83,799	5,708,388
	PSUs	02/11/2021	—	—	—	20,950	83,799	251,397	—	6,900,010
Anatol Feygin	Cash Bonus		330,000	660,000	1,320,000	—	—	—	—	—
	RSUs	02/11/2021	—	—	—	—	—	—	22,387	1,525,002
	PSUs	02/11/2021	—	—	—	5,597	22,387	67,161	—	1,843,346
Sean N. Markowitz	Cash Bonus		325,000	650,000	1,300,000	—	—	—	—	—
	RSUs	02/11/2021	—	—	—	—	—	—	22,048	1,501,910
	PSUs	02/11/2021	—	—	—	5,512	22,048	66,144	—	1,815,432
Zach Davis	Cash Bonus		300,000	600,000	1,200,000	—	—	—	—	—
	RSUs	02/11/2021	—	—	—	—	—	—	16,760	1,141,691
	PSUs	02/11/2021	—	—	—	4,190	16,760	50,280	—	1,380,018
	RSUs	08/27/2021	—	—	—	—	—	—	30,000	2,691,000
Aaron Stephenson	Cash Bonus		275,000	550,000	1,100,000	—	—	—	—	—
	RSUs	02/11/2021	—	—	—	—	—	—	15,364	1,046,596
	PSUs	02/11/2021	—	—	—	3,841	15,364	46,092	—	1,265,072

(1)

The amounts in these columns represent the payout at the threshold, target and maximum award levels for 2021 under the Annual Incentive Program. If the threshold performance level is not met, the pool funding level will be 0%. Other than for the CEO, actual awards to NEOs can exceed the maximum estimated possible payout of 200% of the individual’s target due to adjustments made for individual performance. Under Mr. Fusco’s employment agreement, his maximum award level is 200% of his target. The various measures and details relating to the 2021 Annual Incentive Awards are presented beginning on page 48 of this Proxy Statement.

(2)

The amounts shown in this column reflect the total grant date fair values of RSUs and PSUs granted under the 2020 Plan, calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation, including FASB ASC Topic 718. A discussion of the assumptions used in calculating the award values may be found in Note 16 to our 2021 audited financial statements beginning on page 92 of our Form 10-K filed with the SEC on February 24, 2022. Please see “2021 LTI Awards” on page 48 of this Proxy Statement for more information about these RSU and PSU awards.

60	CHENIERE

NARRATIVE TO THE SUMMARY COMPENSATION & GRANTS OF PLAN-BASED AWARDS TABLES

NARRATIVE TO THE SUMMARY COMPENSATION & GRANTS OF PLAN-BASED AWARDS TABLES

For a discussion regarding the awards granted to the NEOs in 2021 as disclosed in the table above, see “Annual Incentive Program” on page 45 and “LTI Program” on page 47 of this Proxy Statement.

COMPENSATORY ARRANGEMENTS FOR CERTAIN EXECUTIVE OFFICERS

For a discussion regarding the compensatory arrangement between the Company and Mr. Fusco for his service as President and CEO, see “Compensatory Arrangement with President and CEO” on page 50 of this Proxy Statement.

2022 PROXY STATEMENT	61

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2021.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

	STOCK AWARDS

NAME AND GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Jack A. Fusco

2019 LTI Award (2/13/2019)	27,920	(4)	$2,831,646	83,759	$25,484,513

2020 LTI Award (2/12/2020)	57,200	(4)	$5,801,224	85,799	$26,105,204

2021 LTI Award (2/11/2021)	83,799	(4)	$8,498,895	83,799	$8,498,895

Anatol Feygin

2019 LTI Award (2/13/2019)	7,233	(4)	$733,571	21,698	$6,601,833

2020 LTI Award (2/12/2020)	15,281	(4)	$1,549,799	22,921	$6,973,943

2021 LTI Award (2/11/2021)	22,387	(4)	$2,270,490	22,387	$2,270,490

Sean N. Markowitz

2019 LTI Award (2/13/2019)	4,531	(4)	$459,534	13,593	$4,135,806

2020 LTI Award (2/12/2020)	13,892	(4)	$1,408,927	20,837	$6,339,866

2021 LTI Award (2/11/2021)	22,048	(4)	$2,236,108	22,048	$2,236,108

Zach Davis

2019 LTI Award (2/13/2019)	4,720	(4)	$478,702	1,795	$546,147

Milestone Award (7/1/2019)	6,411	(5)	$650,204

2020 LTI Award (2/12/2020)	6,129	(4)	$621,603	9,193	$2,797,062

2020 LTI Award (8/4/2020)	6,398	(4)	$648,885

2021 LTI Award (2/11/2021)	16,760	(4)	$1,699,799	16,760	$1,699,799

2021 LTI Award (8/27/2021)	30,000	(4)	$3,042,600

Aaron Stephenson

2019 LTI Award (2/13/2019)	6,482	(4)	$657,404	1,819	$553,449

Milestone Award (7/1/2019)	2,962	(5)	$300,406

2020 LTI Award (2/12/2020)	8,522	(4)	$864,301	13,279	$4,040,269

2021 LTI Award (2/11/2021)	14,790	(4)	$1,500,002	15,364	$1,558,217

(1)

The values represented in this column have been calculated by multiplying $101.42, the closing price of our common stock on December 31, 2021, by the number of unvested shares of restricted stock and RSUs.

(2)

The amounts in this column are the target amount of PSUs granted as part of the annual LTI program. The 2019 awards have a performance period of January 1, 2019 to December 31, 2021; the 2020 awards have a performance period of January 1, 2020 to December 31, 2022; and the 2021 awards have a performance period of January 1, 2021 to December 31, 2023. PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance conditions during the performance measurement period.

62	CHENIERE

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2021

(3)

The values represented in this column have been calculated by multiplying $101.42, the closing price of our common stock on December 31, 2021, by the maximum number of shares that could be earned under the PSUs in accordance with Item of 402(f) of Regulation S-K. This estimated payout is not necessarily indicative of the actual payout at the end of the performance period.

(4)	Awards vest ratably over three years from the date of grant.

(5)

These amounts represent a milestone award for the positive financial investment decision on Train 6 of the SPL Project, and vest ratably over three years beginning on July 1, 2020. Messrs. Davis and Stephenson were not NEOs at the time they were granted these awards.

2022 PROXY STATEMENT	63

OPTION EXERCISES AND

STOCK VESTED

The following table sets forth the number of shares that vested from RSUs and PSUs and the aggregate dollar value realized upon the vesting of such RSUs and PSUs for our NEOs in 2021. There were no option exercises by our NEOs in 2021.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2021

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Jack A. Fusco	—	—	214,173	$14,471,304
Anatol Feygin	—	—	72,598	$4,907,176
Sean N. Markowitz	—	—	41,820	$2,826,816
Zach Davis	—	—	56,622	$4,009,558
Aaron Stephenson	—	—	44,986	$3,118,662

(1)

The value in this column for the NEOs’ RSUs and PSUs that vested during 2021 has been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares that vested.

64	CHENIERE

POTENTIAL PAYMENTS UPON

TERMINATION OR

CHANGE-IN-CONTROL

The following table and narrative text describe the potential value that the NEOs would receive upon accelerated vesting of their outstanding equity grants and change-in-control cash payments assuming certain triggering events occurred on December 31, 2021. The value shown in the table assumes a December 31, 2021 termination date, uses the closing price of our common stock of $101.42 on December 31, 2021, as reported on the NYSE American, and assumes that performance-based incentive awards vest based on the maximum award level, unless otherwise noted. All amounts are estimates of the amounts which would be realized upon the triggering event. The actual value of the amounts can only be determined at the time such NEO leaves the Company.

As discussed in CD&A under the Components of our Executive Compensation Program, we have entered into an employment agreement with Mr. Fusco and adopted a Severance Plan that covers all of our NEOs. For a description of the potential payments upon termination or change-in-control for (i) Mr. Fusco under his employment agreement and (ii) all of our NEOs under the Severance Plan, please see page 50 and page 51 of this Proxy Statement, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2021

JACK A. FUSCO EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL(1)	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$7,500,000	—	—	$11,250,000
Prorated Target Bonus	—	$2,250,000	—	—	$2,250,000
Health and Welfare Benefits	—	$45,382	—	—	$45,382
Long-Term Incentives (by Grant Date):
02/13/2019 Restricted Stock Units	—	$2,831,646	$2,831,646	$2,831,646	—
02/13/2019 Performance Stock Units	—	$25,484,513	$8,494,838	$8,494,838	—
02/12/2020 Restricted Stock Units	—	$5,801,224	$5,801,224	$5,801,224	—
02/12/2020 Performance Stock Units	—	$17,403,469	$8,701,735	$8,701,735	—
02/11/2021 Restricted Stock Units	—	$8,498,895	$8,498,895	$8,498,895	—
02/11/2021 Performance Stock Units	—	$8,498,895	$8,498,895	$8,498,895	—
Total	$—	$78,314,024	$42,827,232	$42,827,232	$13,545,382

2022 PROXY STATEMENT	65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

ANATOL FEYGIN EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL(1)	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,980,000	—	—	$2,640,000
Prorated Target Bonus	—	$660,000	—	—	$660,000
Health and Welfare Benefits	—	$45,382	—	—	$45,382
Long-Term Incentives (by Grant Date):
02/13/2019 Restricted Stock Units	—	$733,571	$733,571	$733,571	—
02/13/2019 Performance Stock Units	—	$6,601,833	$2,200,611	$2,200,611	—
02/12/2020 Restricted Stock Units	—	$1,549,799	$1,549,799	$1,549,799	—
02/12/2020 Performance Stock Units	—	$4,649,296	$2,324,648	$2,324,648	—
02/11/2021 Restricted Stock Units	—	$2,270,490	$2,270,490	$2,270,490	—
02/11/2021 Performance Stock Units	—	$2,270,490	$2,270,490	$2,270,490	—
Total	$—	$20,760,860	$11,349,608	$11,349,608	$3,345,382

SEAN N. MARKOWITZ EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL(1)	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,950,000	—	—	$2,600,000
Prorated Target Bonus	—	$650,000	—	—	$650,000
Health and Welfare Benefits	—	$45,382	—	—	$45,382
Long-Term Incentives (by Grant Date):
02/13/2019 Restricted Stock Units	—	$459,534	$459,534	$459,534	—
02/13/2019 Performance Stock Units	—	$4,135,806	$1,378,602	$1,378,602	—
02/12/2020 Restricted Stock Units	—	$1,408,927	$1,408,927	$1,408,927	—
02/12/2020 Performance Stock Units	—	$4,226,577	$2,113,289	$2,113,289	—
02/11/2021 Restricted Stock Units	—	$2,236,108	$2,236,108	$2,236,108	—
02/11/2021 Performance Stock Units	—	$2,236,108	$2,236,108	$2,236,108	—
Total	$—	$17,348,442	$9,832,568	$9,832,568	$3,295,382

66	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR  CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2021

ZACH DAVIS EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL(1)	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,800,000	—	—	$2,400,000
Prorated Target Bonus	—	$600,000	—	—	$600,000
Health and Welfare Benefits	—	$45,382	—	—	$45,382
Long-Term Incentives (by Grant Date):
02/13/2019 Restricted Stock Units	—	$478,702	$478,702	$478,702	—
02/13/2019 Performance Stock Units	—	$364,098	$182,049	$182,049	—
07/01/2019 Restricted Stock Units	—	$650,204	$650,204	$650,204	—
02/12/2020 Restricted Stock Units	—	$621,603	$621,603	$621,603	—
02/12/2020 Performance Stock Units	—	$1,864,708	$932,354	$932,354	—
08/04/2020 Restricted Stock Units	—	$648,885	$648,885	$648,885	—
02/11/2021 Restricted Stock Units	—	$1,699,799	$1,699,799	$1,699,799	—
02/11/2021 Performance Stock Units	—	$1,699,799	$2,699,799	$2,699,799	—
08/27/2021 Restricted Stock Units	—	$—	$3,042,600	$3,042,600	—
Total	$—	$10,473,181	$9,955,996	$9,955,996	$3,045,382

AARON STEPHENSON EXECUTIVE BENEFITS AND PAYMENTS UPON TERMINATION	TERMINATION FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON	TERMINATION BY COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON	DEATH/ DISABILITY	IMMEDIATELY UPON CHANGE-IN-CONTROL(1)	TERMINATION WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE WITH GOOD REASON, IN CONNECTION WITH CHANGE- IN-CONTROL
Cash Compensation	—	$1,650,000	—	—	$2,200,000
Prorated Target Bonus	—	$550,000	—	—	$550,000
Health and Welfare Benefits	—	$45,084	—	—	$45,084
Long-Term Incentives (by Grant Date):
02/13/2019 Restricted Stock Units	—	$657,404	$657,404	$657,404	—
02/13/2019 Performance Stock Units	—	$368,966	$184,483	$184,483	—
07/01/2019 Restricted Stock Units	—	$300,406	$300,406	$300,406	—
02/12/2020 Restricted Stock Units	—	$864,301	$864,301	$864,301	—
02/12/2020 Performance Stock Units	—	$2,693,512	$1,346,756	$1,346,756	—
02/11/2021 Restricted Stock Units	—	$1,500,002	$1,500,002	$1,500,002	—
02/11/2021 Performance Stock Units	—	$1,558,217	$1,558,217	$1,558,217	—
Total	$—	$10,187,893	$6,411,570	$6,411,570	$2,795,084

(1)	For performance stock units, assumes vesting at target award level.

2022 PROXY STATEMENT	67

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

CHANGE-IN-CONTROL SEVERANCE

In December 2016, the Compensation Committee recommended and the Board approved the Cheniere Energy, Inc. Key Executive Severance Pay Plan (as amended, the “Severance Plan”) for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017. The Severance Plan has been periodically revised, with the most recent amendment and restatement in November 2021. Please see “Severance Plan” on page 51 of this Proxy Statement for details regarding the Company’s Severance Plan.

EQUITY AWARDS

Under the Severance Plan, all incentive awards generally vest in full, with performance-based incentive awards vesting upon a change-in-control at the greater of (i) target level and (ii) actual performance, determined by shortening the performance period to end on the date of the change-in-control, adjusting applicable performance metrics as necessary and appropriate, and determining the level of achievement for such metrics based on the shortened period; provided that any performance-based incentive awards that vest based on TSR will vest based on the actual TSR as of the date of the change-in-control. In the event that the Company terminates the NEO’s employment without Cause or the NEO terminates his or her employment for Good Reason not in connection with a change-in-control, (1) all time-based incentive awards that were granted more than six months prior to the termination generally vest in full and (2) a prorated portion of performance-based incentive awards that were granted more than six months prior to termination vest based on actual performance.

The award agreements pursuant to which each of the outstanding awards were granted also generally provide that the awards vest in full upon a termination of employment due to death or disability.

Pursuant to the grant agreements, “Cause” generally means the termination of employment of the NEO with the Company or an affiliate under any of the following circumstances: (i) the willful commission by the NEO of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an affiliate or substantial injury to the business reputation; (ii) the commission by the NEO of an act of fraud in the performance of the NEO’s duties on behalf of the Company or an affiliate; (iii) the willful and material violation by the NEO of the Company’s Code of Business Conduct and Ethics Policy; or (iv) the continuing and repeated failure of the NEO to perform his or her duties to the Company or an affiliate, including by reason of his or her habitual absenteeism, which failure has continued for a period of at least 30 days following delivery of a written demand for substantial performance to the NEO by the Board which specifically identifies the manner in which the Board believes that the NEO has not performed his or her duties.

A “Good Reason” termination of a NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events upon or following a Change in Control: (i) a change in the NEO’s status, title, position or responsibilities, including reporting responsibilities, which represents a substantial reduction of his or her status, title, position or responsibilities as in effect immediately prior thereto; (ii) the removal from or failure to re-elect the NEO to the office or position in which he or she last served, unless such removal or failure to re-elect is due to certain enumerated causes; (iii) the assignment to the NEO of any duties, responsibilities, or reporting requirements materially adverse with his or her position with the Company or an affiliate, or any material diminishment, on a cumulative basis, in the NEO’s status, duties or responsibilities; (iv) a material reduction by the Company or an affiliate in the NEO’s annual base salary; or (v) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business. A “Good Reason” termination of an NEO generally will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events before a Change in Control: (i) a material diminution in authorities, duties or responsibilities; (ii) a reduction in the NEO’s annual base salary by more than 5% (other than a reduction applicable to executives generally); or (iii) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business.

68	CHENIERE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL ASSUMING TERMINATION EVENT OCCURS ON DECEMBER 31, 2021

Generally, a “Change-in-Control” of the Company will occur if: (i) any person or entity directly or indirectly becomes the beneficial owner of 50.1% or more of the shares of voting stock of the Company then outstanding; (ii) the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company (other than when the holders of the voting stock immediately prior thereto hold more than 50% of the combined voting power of the stock of the surviving company or parent of the surviving company immediately thereafter); (iii) a majority of the current members of the Board or their approved successors cease to be our directors; or (iv) the consummation of a sale or disposition by the Company of all or substantially all of our assets (other than a sale or disposition in which the same shareholders before the sale or disposition own 50% of the outstanding common stock after the transaction is complete).

2022 PROXY STATEMENT	69

CEO PAY RATIO

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Fusco and the ratio of those two values:

•	The 2021 annual total compensation of the median employee (other than our President and CEO) was $221,659;

•	The 2021 annual total compensation of our President and CEO, Mr. Fusco, was $18,091,894; and

•	For 2021, the ratio of the annual total compensation of Mr. Fusco to the median annual total compensation of all of our employees was reasonably estimated to be 81.6 to 1.

To calculate the ratio above, we used the same employee that we had identified as of December 31, 2020. We believe there have been no changes in our employee population or our compensation arrangements in 2021 that would result in a material change in our pay ratio disclosure or our median employee.

To identify our median employee in 2020, we used our employee population as of December 31, 2020, including full-time, part-time and temporary employees. We excluded our employees in Singapore and China, as the employees located in these countries (6 and 3, respectively) represented fewer than 5% of our total employees. Our total employee count at that time was 1,538 prior to excluding Singapore and China and 1,529 after accounting for these exclusions. We annualized the base salary paid to permanent employees newly hired during 2020 and did not apply any cost-of-living adjustments in measuring compensation.

As required by SEC rules, we calculated annual total compensation (including equity awards received in 2021 valued on the grant date) for both our median employee and Mr. Fusco using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table.

70	CHENIERE

PROPOSAL 2 – ADVISORY AND

NON-BINDING VOTE TO

APPROVE THE COMPENSATION

OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS FOR 2021

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory, non-binding basis to approve the compensation paid to our named executive officers for fiscal year 2021. We ask shareholders to read the CD&A section of this Proxy Statement for a full discussion of our executive compensation practices and decisions. The CD&A details our executive compensation policies and incentive programs and explains the compensation decisions relating to the named executive officers for fiscal year 2021. In response to shareholder feedback, the Compensation Committee and Board continue to take steps to further align our executive compensation programs with the Company’s strategy and long-term performance. The Compensation Committee believes that our compensation policies and programs continue to align our executive officers’ interests with the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance of the Company as a whole.

Specifically, we ask the shareholders to approve the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2021, as disclosed in the 2022 proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 38 through 69 of the 2022 proxy statement.

Although the outcome of this vote is not binding on the Board, the Board values shareholders’ views, and the Compensation Committee and Board will consider the outcome of the advisory vote when making future compensation decisions.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2023 Annual Meeting of Shareholders.

The Board unanimously recommends a vote FOR approving, on an advisory and non-binding basis, the named executive officer compensation for fiscal year 2021 as disclosed in this Proxy Statement.

2022 PROXY STATEMENT	71

REPORT OF THE AUDIT

COMMITTEE

The Audit Committee of the Board is responsible for oversight of the accounting and financial reporting processes of the Company and oversight of the audits of our financial statements. Management is responsible for the Company’s internal control over financial reporting and the preparation of the financial statements. KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. KPMG is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes.

The Audit Committee currently consists of six Directors. All members of the Audit Committee meet the NYSE American independence standards and the applicable rules of the SEC. The Board has determined that Ms. Collawn and each of Messrs. Robillard and Teno is an “audit committee financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.cheniere.com. The Audit Committee reviews the adequacy of, and compliance with, the Audit Committee charter annually.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of KPMG. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, KPMG’s qualifications, independence, performance and communications with the Audit Committee, and whether KPMG should be retained for the upcoming year’s audit. The Audit Committee reviews significant audit findings together with management’s responses thereto. The Audit Committee performs additional activities in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

The Audit Committee reviews the Company’s hiring policies and practices with respect to current and former employees of KPMG. In addition, the Audit Committee preapproves all services provided by KPMG.

The Audit Committee discussed with both our internal auditor and KPMG the overall scope and plans for their respective audits. In addition, the Audit Committee met with the Company’s internal auditor and KPMG, with and without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues, the critical audit matter addressed in KPMG’s audit report, results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review with the internal auditor and KPMG included discussions of those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also discussed with KPMG, among other things, matters relating to their independence, and the Audit Committee received the written disclosures from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

THE AUDIT COMMITTEE Donald F. Robillard, Jr., Chairman Vicky A. Bailey Patricia K. Collawn David B. Kilpatrick Lorraine Mitchelmore Andrew J. Teno

72	CHENIERE

PROPOSAL 3 – RATIFICATION

OF KPMG LLP AS

INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

FOR 2022

KPMG LLP (“KPMG”) served as our independent auditor for the fiscal year ended December 31, 2021, and the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Company is asking shareholders to ratify this appointment. Although the Company is not required to obtain shareholder ratification of the appointment of KPMG, the Board considers the selection of an independent registered accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

INDEPENDENT ACCOUNTANT’S FEES

The following table sets forth the fees billed to us by KPMG for professional services for the fiscal years ended December 31, 2021 and 2020.

	KPMG LLP	KPMG LLP
	FISCAL 2021	FISCAL 2020
Audit Fees	$6,664,593	$6,808,018
Audit Related Fees	$—	$—
Tax Fees	$24,773	$—
All Other Fees	$3,000	$3,000
Total	$6,692,366	$6,811,018

Audit Fees—Audit fees for the fiscal years ended December 31, 2021 and 2020 include fees associated with the integrated audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, local statutory audits and services performed in connection with registration statements and debt offerings, including comfort letters and consents.

Audit Related Fees—There were no audit related fees in 2021 or 2020.

Tax Fees—Tax fees for the fiscal year ended December 31, 2021 were for tax consulting services related to Section 382 ownership changes. There were no tax fees in 2020.

Other Fees—Other fees for the fiscal years ended December 31, 2021 and 2020 were for accounting research tools.

2022 PROXY STATEMENT	73

PROPOSAL 3 – RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants and not to engage the independent accountants to perform any non-audit services specifically prohibited by law or regulation. All audit and non-audit services provided to us during the fiscal years ended December 31, 2021 and 2020 were pre-approved.

We anticipate that a representative of KPMG will participate in the Meeting. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.

The Board unanimously recommends a vote FOR the ratification, on an advisory and non-binding basis, of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

74	CHENIERE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, under the Audit Committee Charter, has the responsibility to review and approve any transactions or series of related financial transactions, arrangements or relationships involving amounts exceeding $120,000 between the Company and our directors, executive officers, nominees for director, any greater than 5% shareholders and their immediate family members. The Audit Committee will only approve related party transactions when it determines such transactions are in the best interests of the Company and its shareholders after considering the standards described below. In reviewing a transaction, the Audit Committee considers all facts and circumstances that it considers relevant to its determination. In determining whether to approve or ratify a related party transaction, the Audit Committee will apply the following standards, as provided in our Audit Committee Charter, and such other standards it deems appropriate:

•	whether the related party transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to the Company or the related party; and

•	the extent of the related person’s interest in the transaction.

The Company had no related party transactions since January 1, 2021.

2022 PROXY STATEMENT	75

FREQUENTLY ASKED QUESTIONS

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at our 2022 Annual Meeting of Shareholders and any adjournment or postponement thereof.

You are invited to attend the Meeting on May 12, 2022, beginning at 9:00 a.m., Central Time. The Meeting will be held at the Company’s headquarters at 700 Milam Street, Suite 1900, Houston, Texas 77002.

DO I NEED A TICKET TO ATTEND THE MEETING?

No. You will only need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Cheniere common stock as of the Record Date, such as a bank or brokerage account statement, to be admitted to the Meeting.

For the safety of our shareholders and our employees, we will be following official guidance regarding COVID-19 from the U.S. Centers for Disease Control and Prevention and our policies and procedures adopted to implement such guidance and take any necessary and appropriate precautions with respect to attendance at and admission to the Meeting. This may include requiring attendees to wear face masks or implementing social distancing or limiting the number of attendees.

If you have any questions about attending the Meeting, you may contact Investor Relations at Investors@cheniere.com or 713-375-5000.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Meeting.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Holders of Cheniere common stock at the close of business on the Record Date are entitled to receive the Notice and to vote their shares at the Meeting. As of the Record Date, there were 254,385,409 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with Cheniere’s transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” of those shares. The Notice, Proxy Statement, proxy card and 2021 Annual Report on Form 10-K for the year ended December 31, 2021, have been sent directly to you by Cheniere. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in street name. The Notice, Proxy Statement, proxy card and 2021 Annual Report on Form 10-K for the year ended December 31, 2021, have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

76	CHENIERE

FREQUENTLY ASKED QUESTIONS

DO SHAREHOLDERS HAVE ANY APPRAISAL OR

DISSENTER’ RIGHTS ON THE MATTERS TO BE VOTED ON AT THE MEETING?

No, shareholders of the Company will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this proxy statement to be acted upon at the Meeting.

HOW DO I VOTE?

You may vote using any of the following methods:

By mail

You may submit your proxy vote by mail by signing a proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. If you return a properly executed proxy but do not indicate your voting preferences, your shares will be voted as recommended by the Board.

By telephone or on the Internet

If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. If you are a beneficial owner, the availability of telephone and Internet voting will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

In person at the Meeting

If you are the shareholder of record, you have the right to vote in person at the Meeting. If you are the beneficial owner, you are also invited to attend the Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from your broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the Meeting. You will need proof of your ownership of Cheniere common stock and valid government-issued picture identification to enter the Meeting. See “Do I Need a Ticket to Attend the Meeting?” above for more information on the requirements to enter the Meeting.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

If you are a shareholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	written notice of revocation to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the preceding question.

WHO WILL RECEIVE A PROXY CARD?

If you are a shareholder of record, you will receive a proxy card for the shares you hold in certificate form or in book-entry form. If you are a beneficial owner, you will receive voting instructions from your bank, broker or other holder of record.

2022 PROXY STATEMENT	77

GENERAL INFORMATION

IS THERE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting. The list will be available between the hours of 8:30 a.m. and 4:30 p.m., Central Time, at our offices at 700 Milam Street, Suite 1900, Houston, Texas 77002, by contacting the Corporate Secretary of the Company.

WHAT IS A BROKER NON-VOTE?

“Broker non-votes” occur when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers, as the holders of record, are permitted to exercise discretionary authority to vote on “routine” matters, but not on other matters. The only routine matter to be presented at the Meeting is Proposal 3, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022.

If you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on the following proposals if your bank, broker or other holder of record does not receive specific voting instructions from you: Proposal 1 to elect directors and Proposal 2 to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2021. In these situations, assuming your bank, broker or other holder of record exercises discretionary authority to vote on Proposal 3, a broker non-vote will occur as to each of the other proposals. Broker non-votes are counted for purposes of establishing a quorum but do not otherwise have an impact on voting results.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. In the absence of a quorum at the Meeting, the Meeting may be adjourned from time to time without notice, other than an announcement at the Meeting of the date, time and place of the adjourned meeting, until a quorum is present. Abstentions and “broker non-votes” represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for purposes of determining a quorum. “Broker non-votes” occur when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proposal 1 – Directors are elected by a majority of the votes cast with respect to such director nominee at the Meeting, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes represented by submitted proxies will not be considered votes cast and therefore will not be taken into account in determining the outcome of the election of directors.

Proposal 2 – To be approved, Proposal 2 regarding the compensation of the Company’s named executive officers for fiscal year 2021 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. Abstentions will be counted “against” Proposal 2. Broker non-votes will have no effect on Proposal 2.

Proposal 3 – To be approved, Proposal 3 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. If you are a beneficial owner, your bank, broker or other holder of record has the authority to vote your shares on Proposal 3 if you have not furnished voting instructions within a specified period of time prior to the Meeting. Accordingly, there will not be any broker non-votes on Proposal 3. Abstentions will be counted “against” Proposal 3.

78	CHENIERE

FREQUENTLY ASKED QUESTIONS

WHAT IF A DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF VOTES CAST?

Our Bylaws require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, the holdover director is required to tender his or her resignation to the Board. The Governance and Nominating Committee of the Board then would consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board would then make a decision whether to accept the resignation, taking into account the recommendation of the Governance and Nominating Committee. The director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s or the Board’s decision. The Board is required to disclose publicly (by a press release and a filing with the SEC) its decision regarding the tendered resignation and, if the tendered resignation is rejected, the rationale behind the decision within 90 days from the date of the certification of the election results. If a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to the Bylaws and the Restated Certificate of Incorporation of the Company, as amended.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Meeting, the persons named as proxies in your proxy card will have the discretion to vote on those matters for you.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

The Company will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to solicit proxies. We will pay D.F. King & Co., Inc. a fee of $15,000 plus expenses for these services.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.

2022 PROXY STATEMENT	79

OTHER MATTERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING TO BE HELD ON MAY 12, 2022

The Proxy Statement, including the Notice and 2021 Annual Report on Form 10-K for the year ended December 31, 2021, are available on our website at www.cheniere.com/2022AnnualMeeting. Please note that the Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage our shareholders to access and review the proxy materials before voting.

SHAREHOLDER PROPOSALS

Management anticipates that the Company’s 2023 Annual Meeting of Shareholders will be held during May 2023. Any shareholder who wishes to submit a proposal for action to be included in the Proxy Statement and form of proxy relating to the Company’s 2023 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company by December 9, 2022. Any such proposals should be timely received by the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Such proposal must meet all of the requirements of the SEC to be eligible for inclusion in the Company’s 2022 proxy materials. If a shareholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” under our Bylaws, the proposal must be received by the Secretary of the Company at the Company’s Headquarters no earlier than the close of business on January 12, 2023 and not later than the close of business on February 11, 2023.

DIRECTOR NOMINEES

If a shareholder wishes to nominate a director candidate without inclusion of such candidate in our proxy materials, in order for such nomination to be considered “timely” under our Bylaws, the notice of nomination must be received by the Secretary of the Company at the Company’s Headquarters no earlier than the close of business on January 12, 2023, and not later than the close of business on February 11, 2023.

In addition, our Bylaws provide for “proxy access” and permit shareholders (or groups of no more than 20 shareholders) who have maintained (individually and, in the case of a group, collectively) continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our Bylaws, to submit an aggregate number of director nominees of up to 20% of the number of directors serving on the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.

•

When to send such proposals. Notice of director nominees submitted under these Bylaw provisions must be received by our Secretary no earlier than November 9, 2022 and no later than 5:00 p.m., Central Time, on December 9, 2022.

•	Where to send such proposals. Proposals should be addressed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, TX 77002.

•	What to include. Notice must include the information required by our Bylaws, which are available on our website at www.cheniere.com.

In addition to satisfying the foregoing requirements under our Bylaws with respect to director nominations and notice required, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide an additional notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2023.

80	CHENIERE

COMMUNICATIONS WITH THE BOARD

COMMUNICATIONS WITH THE BOARD

The Board maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to the directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and the applicable laws and regulations relating to the disclosure of information.

HOUSEHOLDING OF PROXY MATERIALS

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once a shareholder has received notice from his or her broker that they will be householding materials, householding will continue until the shareholder is notified otherwise or revokes consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, or if a shareholder is receiving multiple copies of either document and wishes to receive only one, the shareholder should notify his or her broker. If a shareholder would like to receive a separate copy of this Proxy Statement, Notice of Annual Meeting or 2021 Annual Report on Form 10-K for the year ended December 31, 2021, he or she should contact the Company by writing to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002; (713) 375-5000. The Company undertakes to deliver the requested materials promptly upon request.

AVAILABILITY OF DOCUMENTS

The Company is including with this Proxy Statement a copy of its 2021 Annual Report on Form 10-K for the year ended December 31, 2021, which has been filed with the SEC and is incorporated in this Proxy Statement by reference. The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for copies of this Proxy Statement and the 2021 Annual Report on Form 10-K for the year ended December 31, 2021 (including exhibits thereto) for the Meeting and future shareholders meetings should be directed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Paper or email copies of this Proxy Statement and the 2021 Annual Report on Form 10-K for the year ended December 31, 2021 (including exhibits thereto) for the Meeting can also be obtained free of charge by calling toll-free 1-877-375-5001 and asking for the Company’s Investor Relations Department, contacting Investor Relations at Investors@cheniere.com or can be accessed at the Investor Relations section of our website at www.cheniere.com/2022AnnualMeeting. Any such requests must be made by April 28, 2022 to facilitate timely delivery.

2022 PROXY STATEMENT	81

OTHER MATTERS

INCORPORATION BY REFERENCE

This Proxy Statement contains several website addresses, which are intended to provide textual context only, information contained on or connected to such websites, including our corporate responsibility report, is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC, unless specifically provided otherwise in such filing.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 8, 2022

82	CHENIERE

APPENDIX A

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2021 LTI Awards

Performance Period: January 1, 2021 through December 31, 2023

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow as net income (loss) (prior to noncontrolling interest), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, subsequent board approved projects that re-invest otherwise distributable cash flow, subsequent board approved capital allocation initiatives related to debt pay down or share buybacks that affect distributable cash flow per share, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed forecasts, annual bonus payments above or below assumed targets, changes in subsidiary distribution policies, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Distributable Cash Flow is calculated by adjusting Distributable Cash Flow (consolidated), as follows:

•

For subsidiaries with publicly traded equity interests, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, and Distributable Cash Flow attributable to the Company includes distributions (including Management Fees and Tax Sharing Payments) to be received by the parent company.

•

For consolidated joint ventures or similar entities, where the noncontrolling interest is not publicly traded, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, but Distributable Cash Flow attributable to the Company (including Management Fees and Tax Sharing Payments) is net of distributions to be paid by the subsidiary to the noncontrolling interests.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2023.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2022 PROXY STATEMENT	A-1

APPENDIX B

Definition of Cumulative Distributable Cash Flow Per Share and Absolute Total Shareholder Return for 2022 LTI Awards

Performance Period: January 1, 2022 through December 31, 2024

Definition of Distributable Cash Flow

Cheniere Energy, Inc. (the “Company”) defines Distributable Cash Flow is defined as cash generated from the Operations of the Company and its subsidiaries and adjusted for non-controlling interest. The Company defines Distributable Cash Flow of its subsidiaries as net income (loss), adjusted for certain non-cash items, restructuring and severance payments, litigation settlement payments, cash settled share based compensation above or below assumed forecasts, cash settled taxes related to share based compensation above or below assumed targets, annual bonus payments above or below assumed targets, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, paid-in-kind interest expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Company’s share of Distributable Cash Flow is calculated as the Distributable Cash Flow of the subsidiary reduced by the economic interest of the non-controlling investors as if 100% of the Distributable Cash Flow were distributed in order to reflect our ownership interests and our incentive distribution rights, if applicable.

For Distributable Cash Flow attributable to the Company, as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Compensation Committee.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Cumulative Distributable Cash Flow Per Share

The Company defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the twelve consecutive quarters ended December 31, 2024.

Definition of Absolute Total Shareholder Return (ATSR)

The Company defines ATSR as the annualized rate of return that Cheniere Energy, Inc. shareholders receive through changes in share price and assumed reinvestment of dividends paid over the performance period. Dividends per share paid other than in the form of cash shall have a value equal to the amount of such dividends reported by Cheniere Energy, Inc. to its shareholders for purposes of Federal income taxation. For purposes of determining the ATSR, the change in the price of a share will be based upon (x) the average of the closing share prices on each of the 45 trading days preceding the start of the performance period and (y) the average of the closing share prices on each of the 45 trading days preceding the end of the performance period.

2022 PROXY STATEMENT	B-1

APPENDIX C

Definition and Reconciliation of Non-GAAP Measures

Consolidated Adjusted EBITDA represents net loss attributable to Cheniere before net income attributable to the non-controlling interest, interest expense, net of capitalized interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies. We use Consolidated Adjusted EBITDA as a quantitative performance goal in our annual incentive program.

Consolidated Adjusted EBITDA is calculated by taking net loss attributable to common stockholders before net income (loss) attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange (“FX”) derivatives prior to contractual delivery or termination, non-cash compensation expense, and non-recurring costs related to our response to the COVID-19 pandemic which are incremental to and separable from normal operations. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP, and should be evaluated only on a supplementary basis.

The following table reconciles our Consolidated Adjusted EBITDA to U.S. GAAP results for the year ended December 31, 2021 (in millions):

YEAR ENDED DECEMBER 31, 2021
Net loss attributable to common stockholders	(2,343)
Net income attributable to non-controlling interest	778
Income tax benefit	(713)
Interest expense, net of capitalized interest	1,438
Loss on modification or extinguishment of debt	116
Interest rate derivative loss, net	1
Other expense, net	22

Loss from operations	(701)

Adjustments to reconcile loss from operations to Consolidated Adjusted EBITDA:

Depreciation and amortization expense	1,011
Loss from changes in fair value of commodity and FX derivatives, net	4,450
Total non-cash compensation expense	100
Impairment expense and loss on disposal of assets	5
Incremental costs associated with COVID-19 response	2

Consolidated Adjusted EBITDA	4,867

Distributable Cash Flow is defined as cash received, or expected to be received, from Cheniere’s ownership and interests in Cheniere Partners, cash received (used) by Corpus Christi Holdings, LLC and Cheniere’s integrated marketing function (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Cheniere and not the underlying entities. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure.

2022 PROXY STATEMENT	C-1

APPENDIX C

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure. Distributable Cash Flow is not intended to represent cash flows from operations or net income (loss) as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

The following table reconciles our Consolidated Adjusted EBITDA and Distributable Cash Flow to Net loss attributable to common stockholders for the year ended December 31, 2021 (in billions):

YEAR ENDED DECEMBER 31, 2021
Net loss attributable to common stockholders	(2.34)
Net income attributable to non-controlling interest	0.78
Income tax benefit	(0.71)
Interest expense, net of capitalized interest	1.44
Depreciation and amortization expense	1.01
Other expense, financing costs, and certain non-cash operating expenses	4.70

Consolidated Adjusted EBITDA	4.87

Distributions to Cheniere Partners non-controlling interest	(0.66)
Sabine Pass Liquefaction and Cheniere Partners cash retained and interest expense	(1.54)
Cheniere interest expense, income tax and other	(0.65)

Cheniere Distributable Cash Flow	2.02

Adjusted SG&A Expense is defined as controllable Selling, General and Administrative expenses adjusted for certain extraordinary events and share-based compensation, and other items not otherwise predictive or indicative of ongoing operating performance, including severance and non-recurring costs related to our response to the COVID-19 pandemic, which are incremental to and separable from normal operations.

Adjusted O&M Expense is defined as controllable Operations and Maintenance expenses adjusted for certain extraordinary events and share-based compensation, and other items not otherwise predictive or indicative of ongoing operating performance, including severance and non-recurring costs related to our response to the COVID-19 pandemic, which are incremental to and separable from normal operations.

C-2	CHENIERE

CHENIERE ENERGY, INC.

700 MILAM STREET

SUITE 1900

HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/11/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/11/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain

1a. G. Andrea Botta	☐	☐	☐

1b. Jack A. Fusco	☐	☐	☐

1c. Vicky A. Bailey	☐	☐	☐

1d. Patricia K. Collawn	☐	☐	☐

1e. David B. Kilpatrick	☐	☐	☐

1f. Lorraine Mitchelmore	☐	☐	☐

1g. Scott Peak	☐	☐	☐

1h. Donald F. Robillard, Jr	☐	☐	☐

1i. Neal A. Shear	☐	☐	☐

1j. Andrew J. Teno	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain

2. Approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2021.	☐	☐	☐

3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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CHENIERE ENERGY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 12, 2022

The undersigned hereby appoints Sean N. Markowitz and Zach Davis, and each of them, any one of whom may act without joinder of the other, with full power of substitution and ratification, proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders to be held at the Company’s headquarters at 700 Milam Street, Suite 1900, Houston, Texas 77002 on Thursday, May 12, 2022 at 9:00 a.m. Central Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY (IF SIGNED) WILL BE VOTED “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. WHETHER OR NOT SPECIFICATIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

Continued and to be signed on reverse side